34432

LEASE

Between

VIA RAIL CANADA INC.
(as "**Landlord**")

and

10932540 CANADA INC. & 2319338 ONTARIO INC.
(as "**Tenant**")

Suite Kiosk space, Belleville Station
(The "**Station**")

(Protected document)

VIA Rail Canada

VIA Rail Canada

LEASE

This Lease is made

BETWEEN: **VIA RAIL CANADA INC.**
(Hereinafter the "**Landlord**")

AND: **10932540 CANADA INC. & 2319338 ONTARIO INC.**

Trade name: Blue Heaven Coffee

(Hereinafter collectively and indivually the "**Tenant**" as they are jointly and severally liable)

SECTION 1 - BASIC INFORMATION

1.1 Landlord

Name:	**VIA Rail Canada Inc.**
Address:	3 Place Ville Marie, suite 500
	Montreal, QC, H3B 2C9
Phone N°:	514-871-6080
Fax N°:	

1.2 Tenant

Name:	**10932540 CANADA INC. & 2319338 ONTARIO INC**
Address:	7495 Birchmount Road, Markham, ON, L3R 5G2
Phone N°:	647-470-2278
Fax N°:	

1.3 Building

250 Station Street, Belleville, ON, K8N 2T8 located on and situated upon the lands described in the attached Appendix "**A**".

1.4 Premises

The approximate location of the premises is shown on the plan attached hereto as Appendix "**B**" (hereinafter the "**Premises**"). The Premises are described as having a Leasable Area of approximately One Hundred Square Feet (100) square feet situated in the City of Belleville in the Province of Ontario and forming part of the Building known as the "Belleville Station", the building being erected and situated upon the Lands.

Landlord (VIA)	Tenant
	JO M.D.

The Landlord hereby leases to the Tenant:

a) As retail space, unit Kiosk measuring approximately One Hundred square feet (100)

1.5 Parking Intentionally Deleted

1.6 Use

The Premises may not be used for any purpose other than as a Café selling specialty coffees, tea, pastries, sandwiches, salads, soups, pizza, pannini, pop drinks etc…..

1.7 Initial Term

This Lease shall start December 15th, 2018 (the "**Commencement Date**") and end on January 31st, 2024.

1.8 Extension Option

This Lease can be renewed for a period of five (5) years in accordance with the provisions of Section 3.2 hereof.

1.9 Minimum Rent

	Annual Rate (per sq. ft. of Leasable Area)	Annual Amount (subject to measurement)	Monthly Amount subject to measurement)
December 15th, 2018 to January 31st, 2020	84.00	$8400.00	$700.00
February 1, 2020 to January 31st, 2022	$96.00	$9600.00	$800.00
February 1, 2022 to January 31st, 2023		$10200.00	$850.00
February 1, 2023 to January 31st, 2024	$102.00	$10800.00	$900.00
	$108.00		

1.10 Additional Rent Intentionally Deleted

1.11 Percentage Rent Intentionally Deleted

1.12 Prepaid Rent Intentionally Deleted

1.13 Deposit Intentionally Deleted

1.14 Normal Business Hours

Normal Business Hours for the commercial activity contemplated in this Lease are 5:30am to 18h30, Monday to Friday and 10h30am to 18h30 on Saturday & Sunday except for any day that is not a Business Day.

Landlord (VIA)	Tenant
	JO M.D.

1.15 Basic Information

Each reference in this Lease to any portion of the basic information shall be deemed to incorporate the specific information described above. Capitalized words and phrases in this Lease have defined meanings as set out in Section 1 of this Lease, unless otherwise defined or the subject matter or context requires otherwise.

1.16 Definitions

(1) ***Additional Services*** means any additional service, Utilities and/or supervision provided to the Tenant and supplied by the Landlord or by anyone authorized by the Landlord and not otherwise expressly provided for as a standard service under this Lease, at rates and charges determined by the Landlord; by way of example, adjusting and balancing Heating, Ventilation and Air Conditioning (HVAC) Facilities, cleaning of carpets, moving furniture, construction, installation and alterations to or removal of leasehold improvements, providing HVAC or other services for periods in excess of Normal Business Hours and access and connection to fibre optics or other enhanced information technology, are each Additional Services.

(2) ***Attorney Fees*** shall include, without limitation, attorneys' costs and fees, of whatever nature, reasonably incurred in the context of:

a) a judicial action (judicial and extra judicial costs and fees) or a dispute arising from an enforcement; and / or

b) interpretation of this Lease or any other circumstances directly or indirectly related to the performance or non-performance of this Lease.

(3) ***Building*** means the building described in Section 1.3 of this Lease.

(4) ***Business Day*** means a day on which banks are open for business in both the Cities of Montréal and Toronto, but does not include a Saturday, Sunday or holiday in the Province of Québec or the Province of Ontario.

(5) ***Business Taxes*** means any business tax or assessment or any other tax, assessment, rate or levy imposed by any governmental authority having jurisdiction in respect of any business carried on, in, from or through the Premises or any part of the Building or any use, possession or occupancy of any property or space in the building.

(6) ***Capital Tax*** means all amounts presently or subsequently imposed upon the Landlord and payable by the Landlord (or by any corporation acting on behalf of the Landlord) and which are levied or assessed against the Landlord on account of its ownership of or capital employed in the Lands or Building, and Capital Tax includes, without limitation, the amount of any capital or place of business tax levied by the provincial or federal government or other applicable taxing authority against the Landlord with respect to the Premises, or any part thereof, whether known as Capital Tax or by any other name.

(7) ***Claims*** shall include all claims, costs, charges, losses, liabilities, damages, demands, legal actions, Attorney Fees and expenses of whatever nature, source and kind in any manner.

Landlord (VIA)	Tenant
	JO M.D.

(8) *Commencement Date* means the date described in Section 1.7 of this Lease.

(9) *Common Areas and Facilities* means those parts of the Building not set aside, designated or intended by the Landlord for leasing to tenants of the Building including but not limited to presently existing and future exterior walls, roofs, (including their membrane) entrances to and exits from the Building, parking areas, retaining walls, stairways, corridors, washrooms, lunch room, mechanical electrical room and all signs, improvements, fixtures, facilities, equipment and installations which the Landlord provides or designates from time to time for the general use by or for the benefit of the Tenant in common with other tenants of the Landlord and others designated by the Landlord in the manner and for the purposes permitted by this Lease.

(10) *Emissions* means the emissions more particularly described in Section 2.2 of this Lease.

(11) *Environmental Laws* means all applicable federal, provincial, municipal or local laws, statutes, regulations or ordinances (including guidelines or policies concerning environmental cleanup standards adopted by a governmental authority for the purpose of implementing a statute, regulation, order-in-counsel or code) relating to the environment.

(12) *Extended Term* means the extended term more particularly described in Section 3.2 of this Lease.

(13) *Extrinsic Elements* means any document or information, whether written or oral, communicated between the parties or not, expressly or tacitly, regardless of the nature of the medium, with the exception of information and documents specifically mentioned in this Lease. For example, the term Extrinsic Elements shall include any discussion, talk, negotiation, offer, proposal, electronic recording, electronic mail, correspondence, letter, memorandum, statement, promise, commitment, understanding, agreement, preliminary document, letter of intent, draft contract, preliminary contract, invitation to tender, tender and other contract previously entered into by the parties with regard to the subject matter of this Lease.

(14) *Goods and Services Tax* means any multi-stage sales tax levied or imposed by the federal or provincial government whether in the form of a goods and services tax, a value-added tax, a national sales tax or a business transfer tax to the extent that any such tax is imposed on any Rent payable by the Tenant under this Lease, notably the goods and services tax (GST), the provincial sales tax (PST) and the harmonized sales tax (HST), as the case may be.

(15) *Gross Revenue* means the gross revenue more particularly described in Section 16.4 of this Lease.

(16) *Hazardous Substance* means any contaminant, pollutant, dangerous or potentially dangerous substance, noxious substance, toxic substance, hazardous waste or material, flammable or explosive substance, radioactive material, or any other waste, substance or material whatsoever, covered by or regulated under any Environmental Laws.

(17) *Interest Rate* means three (3%) per annum in excess of the prime lending rate of the Bank of Montreal on commercial demand loans made by it in Toronto, in Canadian

Landlord (VIA)	Tenant
	JO M.D.

Dollars to its most credit worthy borrowers, calculated, compounded and payable monthly.

(18) ***Landlord*** means the landlord more particularly described in Section 1.1 of this Lease.

(19) ***Lands*** means the lands more particularly described in Appendix "A" to this Lease.

(20) ***Lease*** means this Lease, as it may be amended by the parties in writing from time to time.

(21) ***Leasable Area*** means, with respect to office and storage space, the area expressed in square feet of the Premises measured in accordance with the most current definition of space measurement as presented in *Building Owners and Managers Association* (BOMA) *International's Standard Method for Measuring Floor Area in Office Buildings*. With respect to retail space, it means the area measure from (a) the exterior faces of the exterior walls, doors and windows, (b) the exterior face of interior walls, doors and windows separating rentable premises from common areas and (c) the centre line of interior walls separating rentable premises from adjoining rentable premises. Leasable Area includes interior space even if it is occupied by projections, structures or columns and if a storefront is recessed from the lease line, the area of the recess is included within the Leasable Area of the Premises.

(22) ***Lease Year*** means, for the first Lease Year, the period of time commencing on the Commencement Date and ending on the last day of the month of December next following year and, for each Lease Year after the first Lease Year, means the period of time consisting of twelve (12) consecutive calendar months, but the last Lease Year shall terminate on the expiration or earlier termination of the Lease, as the case may be.

(23) ***Letter*** means the letter more particularly described in Section 4.4 of this Lease.

(24) ***Minimum Rent*** means the rent more particularly described in Section 1.9 of this Lease.

(25) ***Mortgage*** means a mortgage, a hypothec, a security, a lien or any other instrument of financing, refinancing or collateral financing granted for a creditor to guarantee the payment of a debt or the execution of an obligation at any time in existence against the Premises, and includes all renewals, modifications, consolidations, replacements and extensions and "Mortgagee" refers to any person that holds a Mortgage against the Premises or Building.

(26) ***Normal Business Hours*** means the Normal Business Hours more particularly described in Section 1.14 of this Lease.

(27) ***Operating Costs*** means (without duplication) any amounts paid or payable whether by the Landlord or by others on behalf of the Landlord for maintenance, operation, repair, replacement to and administration of the Lands and Building or allocated by the Landlord to the Lands and Building and for services provided generally to tenants, calculated as if the Building were 100% occupied by tenants during the Term, including without limitation:

Landlord (VIA)	Tenant
	JO M.D.

a) the cost of insurance obtained by the Landlord in respect of the Building and Lands (but not premiums associated with insurance related strictly to Railway Operations);

b) the cost of security, janitorial, landscaping, window cleaning, garbage removal and snow removal services;

c) the cost of heating, ventilating and air-conditioning;

d) the cost of fuel, steam, water, electricity, telephone and other Utilities used in the maintenance, operation or administration of the Lands and Building, including charges related to such Utilities to the extent such costs, charges and imposts are not recovered from other tenants;

e) management office expenses of operation, salaries, wages and other amounts paid or payable for all personnel involved in the repair, maintenance, operation, on site management, security, supervision or cleaning of the Lands and Building, including fringe benefits, unemployment and worker's compensation insurance premiums, pension plan contributions and other employment costs;

f) auditing, accounting, legal and other professional and consulting fees and disbursements;

g) the costs:

(i) of repairing, operating and maintaining the Lands and Building and the equipment serving the Lands and Building and of all replacements and modifications to the Lands and Building or such equipment, including those made by the Landlord in order to comply with laws or regulations affecting the Lands and Building;

(ii) incurred by the Landlord in providing and installing energy conservation equipment or systems and life safety systems;

(iii) incurred by the Landlord to make alterations, replacements or additions to the Lands and Building intended to reduce operating costs, improve the operation of the Lands and Building or maintain its operation as a first class building; and,

(iv) incurred to replace machinery or equipment which by its nature requires periodic replacement;

all to the extent that such costs are fully chargeable in the Lease Year in which they are incurred in accordance with sound accounting principles;

h) the cost of the rental of all equipment, supplies, tools, materials and signs;

Landlord (VIA)	Tenant
	JO M.D.

i) all costs incurred by the Landlord in administering, contesting or appealing taxes or related assessments including legal, appraisal and other professional fees, and administration and overhead costs;

j) Capital Tax and Landlord's Business Taxes;

k) depreciation or amortization of the costs referred to in paragraph (g) above as determined by the Landlord in accordance with sound accounting principles if such costs have not been charged fully in the Lease Year in which they are incurred;

l) interest calculated at two (2) percentage points above the average daily prime bank commercial lending rate charged during such Lease Year by any Canadian chartered bank designated from time to time by the Landlord upon the undepreciated or unamortized balance of the costs referred to in paragraph (k) above; and

m) a fee for the administration and management of the Lands and Building in the amount of fifteen percent (15%) of the foregoing costs.

Operating Costs shall exclude or have deducted from them as the case may be:

n) all net amounts which otherwise would be included in Operating Costs which are recovered by the Landlord from other tenants (other than under sections of their leases relating to the payment of operating costs);

o) such of the Operating Costs as are recovered, net of any expenses incurred to recover same, from insurance proceeds, warranties or guarantees to the extent such recovery represents reimbursements for costs previously included in Operating Costs;

p) interest on debt and capital retirement of debt;

q) ground rent payable by the Landlord to the owner of the Lands under any ground lease of the Lands;

r) commissions and other expenses payable in connection with the marketing and leasing of the Building including the cost of any leasehold improvement allowance or other inducement paid to tenants of the Building; and

s) the amount of any Goods and Services Tax paid or payable by the Landlord on the purchase of goods and services included in Operating Costs which may be available to the Landlord as a credit in determining the Landlord's net tax liability or refund on account of Goods and Services Tax.

(28) ***Operating Cost Charge*** means the amount set forth pursuant to Section 4.2(1)(b) hereof.

(29) ***Premises*** means the Premises leased to the Tenant by this Lease and described in Section 1.4 of this Lease.

Landlord (VIA)	Tenant
	JO M.P.

(30) ***Railway Operations*** means any and all present and future railway and/or transportation facilities and operations of the Landlord upon the Lands and abutting lands and including, without limitation, such facilities and operations presently existing and all future renovations, additions, expansions and other changes to such facilities and operations.

(31) ***Realty Taxes*** means:

a) all real property taxes, rates, duties and assessments (including local improvement taxes) impost charges or levies, whether general or special, that are levied, rated, charged or assessed against the Lands, the Building or any part thereof from time to time (including without limitation the Common Areas and Facilities) by any lawful taxing authority whether federal, provincial, municipal, school or otherwise, and any taxes which are imposed in lieu of, or in addition to, any such real property taxes payable by the Landlord which are levied or assessed against the Landlord on account of its ownership of the Premises, Lands or the Building; and

b) any tax rates, duties, assessments, levies or charges that are based on the area of the Lands and/or the Building, or any part thereof, which are in addition to and not in substitution for real property taxes, and which are levied, rated, charged or assessed against the Lands or the Building, whether the same are known as the "commercial concentration levy" or by any other name.

(32) ***Rent*** means all Minimum Rent, Additional Rent and, if applicable, Percentage Rent payable pursuant to this Lease. All Rent shall be adjusted on a "per diem" basis where applicable. All Rent is subject to Goods and Services Taxes.

(33) ***Tenant*** means the Tenant more particularly described in Section 1.2 of this Lease.

(34) ***Term*** means the term of the Lease as stipulated in Section 3.1 of this Lease as well as any and all Extended Terms and any overholding period, subject to the provisions of Section 3.4.

(35) ***Transfer*** means an assignment of this Lease in whole or in part, a sublease of all or any part of the Premises, any transaction whereby the rights of the Tenant under this Lease or to the Premises are transferred to another, any transaction by which any right of use or occupancy of all or any part of the Premises is conferred upon anyone, any mortgage, charge or encumbrance of this Lease or the Premises or any part of them or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligations and includes any transaction or occurrence whatsoever (including, but not limited to, expropriation, receivership proceedings, seizure by legal process and transfer by operation of law), which has changed or might change the identity of the persons having lawful use or occupancy of any part of the Premises.

(36) ***Transferee*** means the person or persons to whom a Transfer is or is to be made.

(37) ***Utilities*** means all water, fuel, gas, oil, electricity and other utilities used or consumed in connection with the Premises, or with respect to the Common Areas and Facilities, as the case may be.

Landlord (VIA)	Tenant
	JO M. D.

SECTION 2 - GRANT OF LEASE AND BASIC TERMS

2.1 Grant of Lease

In consideration of the Rent, covenants and agreements contained in this Lease, the Landlord leases the Premises to the Tenant and the Tenant accepts the Premises from the Landlord, to have and to hold the Premises for the Term in accordance with the terms of this Lease. Taking possession of the Premises shall be conclusive evidence that the Tenant is satisfied with the condition of the Premises.

2.2 Acknowledgement re: Railway Station

The Tenant acknowledges that the Premises are located within an active railway station and that Railway Operations will result in the emission of noise, dust, vibrations, odours and other emissions (collectively, "**Emissions**") which may affect the use and enjoyment of the Premises. The Tenant acknowledges that such Emissions, at any time of day or night, are necessarily incidental to the Landlord's Railway Operations. The Tenant has no objection to such Emissions and shall make no complaint to any governmental or judicial authority with respect to such Emissions. The Landlord shall not be responsible to the Tenant for any damage to property or persons located in the Building or on the Lands as a result of its Railway Operations. In addition to its other obligations under this Lease, the Tenant agrees not to interfere with Railway Operations and to abide by all safety regulations from time to time promulgated by the Landlord or any governmental authority.

2.3 Net Lease

It is intended that this Lease be a completely net lease to the Landlord. Except as specifically set out in this Lease, the Landlord is not responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Premises, or to the use, occupancy or contents of the Premises, or the business carried on in the Premises, and the Tenant shall pay all charges, impositions, costs and expenses of every nature and kind relating to the Premises.

2.4 Quiet Enjoyment

Subject to Section 2.2 of this Lease, if the Tenant pays the Rent and other sums herein provided, and duly observes and performs all the terms, covenants and conditions on the Tenant's part to be observed and performed, the Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by the Landlord, or any other person lawfully claiming by, through or under the Landlord subject, nevertheless, to the terms of this Lease.

SECTION 3 - TERM OF LEASE

3.1 Term

This Lease shall be for the term set out in Section 1.7 of this Lease unless earlier terminated as provided in this Lease.

Landlord (VIA)	Tenant
	JO M.D.

3.2 Extension Option

Provided that:

- in the opinion of the Landlord, the Tenant has not been in repetitive defaults and is not in material default of the terms and conditions of this Lease;
- the Tenant has given written notice to the Landlord no less than seven (7) months and no more than nine (9) months prior to the expiration of the current Term of its intention to exercise the extension option provided for in this Lease; and
- the Tenant is itself in possession of and conducting its business in the whole of the Premises in accordance with the terms of this Lease, then:

the Landlord shall grant to the Tenant the right to extend the Term of the Lease for the Premises on an "as is" basis for a further period of Five (5) years (the "**Extension Term**") commencing upon the expiration of the current Term, and such Extended Term shall be upon the same terms and conditions as set out in this Lease, save and except: (a) Tenant shall have no further right to extend the Term, (b) there shall be no inducement or leasehold improvement allowance payable to the Tenant, (c) there shall be no rent free period for work to be performed by the Landlord, (d) the Landlord shall have no construction obligation and (e) the Minimum Rent shall be determined as set out below.

The Minimum Rent shall be determined by reasonable negotiations between the Landlord and the Tenant during the period up to that date which is six (6) months immediately preceding the expiry of the current Term. In no event, however, shall the Minimum Rent be less than the Minimum Rent payable with respect to the last month of the current Term as increased to reflect the increase over the period of one (1) year immediately preceding the date of expiration of the Term in the Consumer Price Index (all items for regional cities) for the City of Belleville as published by Statistics Canada. The month of reference for the purpose of calculating the increase shall be the second complete calendar month prior to the month during which the Minimum Rent is adjusted.

In the event that an extension option is exercised, and the Landlord and the Tenant cannot agree upon the Minimum Rent to be paid during the Extended Term by that date which is six (6) months prior to the date of expiration of the current Term, the right of renewal shall become null and void and the Lease shall terminate upon the date of expiration of the current Term.

If the Tenant fails to give the appropriate notice within the time limit set out in this Section for extending the Term, then this option to extend shall be null and void and of no further force or effect. If the Tenant gives such appropriate notice within the time limit for extending the Term, it shall forthwith execute the documentation submitted by the Landlord to give effect to such extension and confirm therein the agreed upon Minimum Rent payable for the new Extended Term.

Landlord (VIA)	Tenant
	JO M. D.

3.3 Surrender of the Premises

At the expiration or earlier termination of the Term, the Tenant shall peaceably surrender and yield up the Premises to the Landlord in the same order and condition of repair as the Tenant is required to maintain throughout the Term, and the Tenant shall surrender all keys for the Premises to the Landlord at the place then fixed for notices to the Landlord and shall inform the Landlord of all combinations of locks, safes and vaults, if any, in the Building. The Tenant shall have to remove all its property. Any property left in the Premises at the end of the Term shall, as per the Landlord's decision, either become the property of the Landlord, without any indemnity payable to the Tenant or shall be removed from the Premises at the sole cost and risk of the Tenant.

3.4 Overholding

If the Tenant continues to occupy the Premises with the consent of the Landlord after the expiration of the Term without any further written agreement, there is no tacit renewal of this Lease and the Term hereby granted, notwithstanding any statutory provisions or legal presumption to the contrary, and the Tenant shall be a monthly tenant only, at a monthly rent equal to the aggregate of twice the monthly Minimum Rent due during the last month of the Term, and one-twelfth of the amount of Additional Rent payable by the Tenant in the last full twelve (12) month Lease Year, and otherwise subject to all the provisions of this Lease.

3.5 Termination or Relocation by Landlord

In the event that the Landlord ceases its operations at the Station, the Landlord may terminate this Lease by giving the Tenant a six (6) month prior written notice without any compensation to the Tenant.

If the Landlord intends to demolish, renovate, remodel or alter the Building to such an extent that the Landlord requires possession of the Building, or that part of the Building where the Premises are situated, the Landlord may relocate the Premises to another location within the Building of a similar size and public exposure, by giving the Tenant ninety (90) days prior notice of its intention to relocate. At the end of such ninety (90) day period, this Lease shall be amended to reflect the size and location of the new relocated premises.

Landlord (VIA)	Tenant
[initials]	JO M. D.

SECTION 4 - RENT

4.1 Minimum Rent

The Tenant shall pay Minimum Rent in the amount set out in Section 1.9 of this Lease, without demand in equal consecutive monthly instalments in advance on the first day of each and every month of the Term.

4.2 Additional Rent Not Applicable

4.3 Payment of Rent

(1) From and after the Commencement Date, the Tenant shall pay to the Landlord the Rent at the office of the Landlord (or at such other place designated by the Landlord), without any prior demand and without any deduction, set-off, abatement or compensation whatsoever.

(2) On the Commencement Date of the Term the Tenant shall provide the Landlord with monthly post-dated cheques for the first year's Minimum Rent, and the amount as may be estimated by the Landlord pursuant to Section 4.2(2) of this Lease as Additional Rent. Thereafter, the Tenant shall, on each anniversary of the Commencement Date during the Term, provide monthly post-dated cheques for the Rent due in the next ensuing Lease Year. If an estimate is readjusted during a Lease Year and the new estimate is higher than the previous one, the Landlord may ask for post-dated cheques to cover the difference.

4.4 Deposit, Letter of Credit or Letter of Guarantee Intentionally Deleted

4.5 Charges for Utilities Not applicable

4.6 Additional Services

The Tenant may from time to time be provided with or request Additional Services from the Landlord. The Tenant shall pay to the Landlord its costs for such Additional Services plus fifteen percent (15%) of such costs to cover Landlord's cost of administration, payable within five (5) days following receipt of Landlord's invoice.

4.7 General Provisions regarding payment of Rent

(1) *No Delay in Payment of Rent:* Nothing contained in this Lease shall suspend or delay the payment of any money by the Tenant at the time it becomes due and payable. The Tenant agrees that the Landlord may, without restriction, apply any sums received against any amounts due and payable under this Lease in such manner as the Landlord sees fit.

(2) *Interest on Arrears:* If any amount of Rent is in arrears it shall bear interest, from the due date, at the Interest Rate.

(3) *General:* All amounts payable by the Tenant to the Landlord pursuant to this Lease shall be deemed to be Rent. All Rent shall be paid in lawful money of Canada.

Landlord (VIA)	Tenant
	JO M.D.

(4) *Accrual:* Rent shall be considered as annual and accruing from day to day and when it becomes necessary for any reason to calculate the Rent, or any component thereof, for an irregular period of less than one Lease Year, an appropriate apportionment and adjustment shall be made. Whenever the calculation of any Additional Rent is not made until after the expiry or earlier termination of this Lease, the obligation of the parties to adjust for any such amounts shall survive the expiration or the earlier termination of the Lease.

SECTION 5 - TAXES

Realty Taxes Reinstate this Section

5.1 Allocation of Realty Taxes

There may be more than one Realty Tax for the Lands and Building, each being separately assessed. Subject to this Section 5.2 of this Lease, each Realty Tax for the Lands and Building shall be allocated to the Premises based on either of the following, as the Landlord determines, from time to time, acting reasonably:

(1) If there is a separate assessment or charge (or sufficient information is available to the Landlord from which a separate assessment may be determined) for the Premises, such Realty Tax shall be allocated to the Premises on that basis; or

(2) The Tenant's Share of Realty Taxes for the Lands and Building shall be allocated to the Premises.

Where a separate assessment is used, the Landlord, acting reasonably, shall allocate a portion of any Realty Taxes for the Lands and Building to the Common Areas and Facilities and such portion shall include, without limitation, any amount of such Realty Taxes related to assessments for portions of the Common Areas and Facilities identified in any assessments relating to the Lands and Building.

For the purpose of this Section, if any rentable Premises in the Building are vacant, any lower tax rate, other reduction or credit in such Realty Tax due to such vacancy shall be deemed not to exist and the Realty Tax for the Lands and the Building shall be adjusted to be the amount that would be applicable if the Building was fully occupied and the benefit of any lower tax rate, other reduction or credit in such Realty Tax due to vacancies shall accrue solely to Landlord.

5.2 Contesting Realty Taxes

The Landlord may contest any Realty Taxes, appeal any assessments, withdraw any such contest or appeal, or agree with the relevant authorities on any settlement in respect of Realty Taxes. The Tenant shall co-operate with the Landlord in respect of any such contest and appeal and shall provide to the Landlord such information and execute such documents as the Landlord requests to give full effect to the foregoing. All costs of any such contest and appeal by the Landlord shall be included in Operating Costs. The Tenant shall not contest any Realty Taxes or appeal any assessments related to the Premises, Building or Lands.

Landlord (VIA)	Tenant
	JO M.D.

5.3 Tax Information

The Tenant shall:

a) deliver to the Landlord for inspection, within ten (10) Business Days following receipt of a request from the Landlord, receipts for payment of all Realty Taxes payable by the Tenant pursuant to this Section;

b) deliver to the Landlord, within ten (10) Business Days following receipt of a request from the Landlord, a copy of any tax bills and assessment notices relating to any Realty Taxes or Business Taxes or other assessments received by the Tenant which relate to the Premises; and

c) within ten (10) Business Days following receipt of a request from the Landlord, furnish to the Landlord such other information in connection with any Realty Taxes and any such Business Taxes payable by the Tenant as the Landlord reasonably determines from time to time.

5.4 Goods and Services Taxes

The Tenant shall pay to the Landlord when due all Goods and Services Taxes imposed on the Landlord or the Tenant with respect to Rent payable by the Tenant or in respect of the rental of space under this Lease.

5.5 Other Taxes

The Tenant shall pay before delinquency all Business Taxes and any other taxes, charges or levies imposed in respect of the use, occupancy or conduct of business at the Premises, or imposed on the leasehold improvements or any of the Tenant's property located on the Premises.

SECTION 6 - USE OF THE PREMISES

6.1 Use of Premises

The Premises shall not be used for any purpose other than the purpose set out in this Lease. The Tenant shall occupy the Premises throughout the Term and any renewal and operate and conduct its business in the Premises continuously, actively and diligently in a first-class and reputable manner and shall be open for business during Normal Business Hours. The Tenant shall not use the Premises in any way or manner reasonably objectionable to the Landlord or which, in the reasonable opinion of the Landlord, causes a nuisance, and the Tenant shall not permit the storage, use or disposal of any Hazardous Substances on the Premises.

Should the Tenant wish to operate beyond Normal Business Hours, it shall be subject to the Landlord's prior written consent. If such consent is granted, the Tenant shall pay for any and all costs incurred by the Landlord as a result of this operation beyond Normal Business Hours. Such additional costs may include, electricity, heating or air conditioning, security, cleaning, etc. Where other tenants are, likewise, operating beyond Normal Business Hours, such additional costs shall be shared by all these tenants on a proportionate share basis or on such other reasonable basis adopted by the Landlord from time to time.

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	JD M.D.

6.2 Waste Removal/Recycling

The Tenant shall not allow any refuse, garbage or any loose, objectionable material to accumulate in or about the Premises or the Lands and shall at all times keep the Premises in a clean and neat condition. The Tenant shall comply with the Landlord's regulations respecting the storage, removal and recycling of waste and shall be responsible for all costs of removal and recycling of waste from the Premises other than costs of routine waste removal included in Operating Costs. Until removed from the Lands, all waste from the Premises shall be kept in appropriate containers within the Premises, or in areas designated by the Landlord.

Without limiting the foregoing, the Tenant shall comply with all requirements of the Landlord and governmental authorities pertaining to waste reduction in connection with the Premises and the Tenant's conduct of business. The Tenant shall also co-operate with the Landlord by providing whatever documents and other information, and doing whatever else is reasonably requested by the Landlord in connection with any waste audits, waste reports and waste reduction work plans that the Landlord prepares in connection with the operation of the Building or any part of it. To the extent responsibility in connection with any waste related matters is imposed by law or regulation so as to appear to overlap or duplicate responsibilities among the Landlord, Tenant, or any other party, the Landlord may allocate responsibility to the Tenant in whole or in part by written notice to the Tenant particularizing the responsibilities which the Tenant shall assume. The Tenant shall indemnify the Landlord in respect of any loss, cost, expense, fine, prosecution or alleged infraction which they, or any of them, suffer or suffers as the result of any failure by the Tenant to comply with its obligations under this Section. The Tenant shall also pay to the Landlord an administration fee of fifteen percent (15%) of any costs or expenses that are incurred by or on behalf of the Landlord in connection with any non-compliance by the Tenant with its obligations under this Section.

6.3 Prohibited Activities

Tenant's rights cannot be exercised with the intent of injuring another or in an excessive and unreasonable manner which is contrary to the requirements of good faith. The Tenant shall not cause, suffer or permit any damage to the Premises or to the Building or leasehold improvements, fixtures or equipment in the Premises or Building and shall not use (or permit to be used) any part of the Premises or of the Building for any dangerous, noxious or offensive activity and shall not do or bring anything or permit anything to be done or brought on or about the Premises or the Lands which the Landlord may reasonably deem to be hazardous or a nuisance or annoyance to any other tenants or any other persons permitted to be on the Lands, and the Tenant shall immediately take steps to remedy, remove or desist from any activity, equipment or goods on the Premises to which the Landlord objects on a reasonable basis. The Tenant shall take every reasonable precaution to protect the Premises and the Lands from risk of damage by fire, water or the elements or any other cause.

The Tenant shall not use any advertising, transmitting or other media or devices which can be heard, seen, or received outside the Premises or which could interfere with any communications or other systems outside the Premises. Any device which interferes with Railway Operations shall be strictly forbidden and use of such a device shall be a default under this Lease.

Landlord (VIA)	Tenant
	JO M.D.

The Tenant shall not do, cause or permit to be done any act or thing in the Premises which may damage, injure or impair the operation of any drainage system, sanitary sewer system or any facility provided for the protection of the general public or the operation of the Building, all to the satisfaction of the Landlord.

6.4 Compliance with Laws

The Tenant shall be solely responsible for obtaining all necessary permits, licences and approvals as may be necessary to enable the Tenant to occupy the Premises and conduct its business thereon, as required by all applicable laws. The Tenant shall comply at its own expense with all applicable laws respecting the use, condition and occupation of the Premises, and all leasehold improvements, fixtures, equipment and contents of the Premises.

6.5 Deliveries

All deliveries to and from the Premises, and loading and unloading of goods, merchandise, refuse, materials and any other items shall be made only by way of such driveways, access routes, doorways, corridors or loading docks as the Landlord may from time to time designate and shall be subject to all applicable rules and regulations made by the Landlord from time to time.

SECTION 7 - CONTROL OF THE BUILDING

7.1 Non-Exclusive Use of Common Areas and Facilities

The Tenant, its officers, employees, customers and other invitees in common with others designated by the Landlord or otherwise entitled shall have the use of the Common Areas and Facilities during Normal Business Hours for the purposes permitted, approved or designated, from time to time, by the Landlord, subject at all times to the management and control of the Common Areas and Facilities by the Landlord.

7.2 Management and Control by Landlord

The Building is at all times subject to the exclusive control and management of the Landlord. Without limiting the generality of the foregoing, the Landlord shall have the right to obstruct or close off or restrict entry to all or any part of the Building for purposes of performing any maintenance, repairs or replacements or for security purposes or to prevent the accrual of any rights to any person or the public or any dedication thereof, provided that in exercising any such right the Landlord shall use reasonable efforts to minimize interference with the Tenant's access to and use of the Premises.

7.3 Safety near Railway Tracks

The Tenant is to exercise caution at all times when performing work near the railway tracks and must remain alert to the approach of trains, engines, or cars from either direction at all times, and shall act with care and diligence at all times. Under no circumstances shall the Tenant obstruct or impede the movement of trains or foul the railway tracks with equipment. It is the Tenant's responsibility to ensure that its employees fully understand and abide by all regulations and instructions relative to working adjacent to railway tracks. The Tenant shall ensure that all employees who will be working at the Premises participate in a compulsory safety briefing and information session. This shall include a review of site conditions, Lease specifications and Landlord's "Safety Guidelines for Contractors", attached as Appendix "**D**", for the purpose of

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	JO M.D.

sensitizing all personnel for work safety on Landlord's Premises and around tracks and trains. Without limiting the foregoing, the Tenant shall not be permitted to cross any railway tracks with equipment or personnel, store any equipment or material on the platform(s), or place any material or equipment on railway tracks.

The Tenant shall conduct itself in such a manner that will not occasion any injury, loss or damage to any person or property whatsoever, including the property of the Landlord, or cause any interference with the Building users, railway operations of facilities in or about the Landlord's Premises. In particular, the Tenant shall take all necessary measures with respect to safety, fire protection and environment.

7.4 Alterations to the Building

(1) At any time or times, the Landlord shall have the right to make any changes, additions to, deletions from or relocations of any part of the Building, including the Premises and any of the Common Areas and Facilities, as the Landlord shall consider desirable.

(2) The Tenant acknowledges that portions of the Building may be under construction during the Term, and that such construction activities may cause temporary noise and disturbance to existing tenants of the Building. The Landlord shall use reasonable efforts to minimize interference with the Tenant's occupation of the Premises as a result of such construction activities.

(3) The Tenant acknowledges that in no event shall any noise or other disturbance caused by such construction constitute a breach of the Tenant's right to quiet enjoyment of the Premises and give rise to any claim against the Landlord.

7.5 Common Facilities and Parking

The Tenant shall not itself and shall not permit any of its employees, servants, agents, contractors, or persons having business with the Tenant, to obstruct any Common Areas and Facilities including driveways, laneways or access routes, or to park vehicles in any portion of the Common Areas and Facilities other than such areas as expressly authorized by the Landlord. The Landlord shall have the right to designate the number and location of parking spaces available within the Lands for use by the Tenant, its employees, customers and others doing business with it, provided that the Landlord shall have no responsibility whatsoever for supervising or policing the availability of such parking spaces. The Landlord shall have the right, at the Tenant's expense payable on demand, to remove any such obstruction or improperly parked vehicles, without any liability for any damage caused.

7.6 Rules and Regulations

The Landlord may from time to time make and amend reasonable rules and regulations for the management and operation of the Building and the Tenant and all persons under its control shall comply with all such rules and regulations, all of which shall be deemed to be incorporated into and form part of this Lease. The Landlord shall not make any rules or regulations that are contrary to any express provision of this Lease unless, and only to the extent, required by any applicable laws. The Landlord shall act reasonably in enforcing such rules and regulations but shall not be liable for their non-enforcement.

Landlord (VIA)	Tenant
	JO M.D.

7.7 Access to the Premises

(1) Without limiting the Landlord's rights under this Lease or the law, the Landlord shall have the right to enter the Premises at any time for any of the following purposes: (i) to examine the Premises and to perform any maintenance, repairs or alterations to any part of the Premises or to any equipment and services serving the Premises or any other part of the Building; (ii) in cases of emergency; (iii) to read any Utility or other meters; (iv) during the last six (6) months of the Term to show the Premises to prospective tenants and to permit prospective tenants to make inspections, measurements and plans; and (v) at any time during the Term to show the Premises to prospective purchasers or lenders.

(2) The Landlord shall have the right to install, maintain and use, in the Premises, conduits, wires, pipes, ducts and other elements of any systems for Utilities, heating, ventilating, air conditioning (HVAC) and humidity control, telephone and other communications systems and any other such systems to serve the Premises or the Building.

7.8 Tenant's Signs

The Tenant shall not erect or install or permit the erection or installation of any sign whatsoever without the prior written consent of both the Landlord and the appropriate municipal authorities in each case, either on the exterior walls of the Premises or elsewhere in or about the Building. In addition, the Tenant shall not erect or install or permit the erection or installation in the display windows of the Premises any lettering, signs, decoration or advertising material of any kind, including signs placed inside the Premises where they can be seen from outside, without the prior written consent of the Landlord in each case.

The Tenant recognizes that the Landlord may consider its general policy with regard to signs in deciding whether to give or withhold consent to the Tenant requests in that respect and the Tenant shall submit its signs proposals in accordance with the Landlord's instructions.

As required under the *Official Languages Act*, R.S.C. 1985, c. 31 (4th Supp.) tenants of the Landlord providing service to the public must provide such service in both Official Languages. Provision of service includes signs and posted information.

The Tenant agrees to remove or alter any signs contravening this Lease within five (5) days of a request to this effect from the Landlord.

All approved signs of the Tenant shall be maintained, repaired and replaced by the Tenant. Utilities consumed to light any such sign shall be paid for by the Tenant.

7.9 Landlord's Consent

If the Landlord withholds, delays or refuses to give consent as provided by the terms of this Lease, whether or not the Landlord is entitled to do so, the Landlord shall not be liable for any losses or damages in any way resulting therefrom and the Tenant shall not be entitled to terminate this Lease or exercise any remedy whatsoever in respect of this Lease except to seek an order of a court of competent jurisdiction compelling the Landlord to grant any such consent which the Landlord is obliged to grant pursuant to the terms of this Lease.

Landlord (VIA)	Tenant
	Jo M.D.

SECTION 8 - REPAIR, MAINTENANCE AND ALTERATIONS

8.1 Responsibility of Tenant

(1) The Tenant shall maintain the Premises, and all improvements therein (whether or not such improvements were installed or furnished by Tenant) in good order and condition, as a careful owner would do, including without limitation:

a) making repairs, replacements and alterations as needed, including those necessary to comply with the requirements of any governmental authority;

b) keeping the Premises in a clean and tidy condition, and not permitting wastepaper, garbage, ashes, waste or objectionable material to accumulate in or about the Premises or the Building, other than in areas and in a manner designated by Landlord;

c) entering into maintenance contracts with reputable companies with respect to equipment servicing the Premises and provide copies of such contracts to the Landlord upon demand; and

d) keeping the Premises free from pests, insects and vermin.

(2) The Tenant shall promptly notify the Landlord of any damage to or defect in any part of the Premises, or in any equipment or Utility system serving the Premises, or of any discharge of a Hazardous Substance of which the Tenant becomes aware of, notwithstanding that the Landlord has no obligation in regard of such matter.

8.2 Responsibility of Landlord

(1) During the Term the Landlord agrees that, subject to Section 9 of this Lease, it shall, with all reasonable diligence, repair and maintain the Building and the Lands in a good and reasonable state of repair as a prudent owner would do for a similar type building, taking into account items such as age and location, but with the exception only of the Tenant's obligations as set out in Section 8.1 of this Lease and of similar type obligations of other tenants of the Building. The cost of such maintenance, repairs and replacements shall be included in Operating Costs.

(2) The Landlord shall operate, or cause to be operated, as reasonably necessary, during Normal Business Hours, the heating, ventilating and air-conditioning equipment and systems serving the Premises (except any equipment installed within the Premises by the Tenant or at its expense, the operation of which shall be the responsibility of the Tenant). In case any such equipment or systems for which the Landlord is responsible are damaged or destroyed or, in the opinion of the Landlord, require repairs, inspection, overhauling or replacement, the Landlord shall carry out such work, or cause such work to be carried out, with all reasonable speed, but shall not be liable for any damages, direct, indirect; or consequential, or for personal discomfort or illness of the Tenant or his, or its or their servants, clerks, employees, invitees or other persons by reason of the resulting interruption in heating, ventilating or air-conditioning, nor shall Rent be reduced during such interruption.

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(3) The Landlord shall, subject to interruptions or shortages beyond its control, permit the Tenant to have access to the Utility services (including electricity) serving the Building, provided that the Tenant pays all costs and expenses to the Landlord resulting therefrom as set out in Section 4.5 of this Lease.

8.3 Alterations

(1) The Tenant shall not make any repairs, alterations, replacements or improvements to any part of the Premises without first obtaining the Landlord's written approval. The Tenant acknowledges that all work, signage or modification to the Building and the Premises may be subject to the *Heritage Railway Stations Protection Act*, R.S.C. 1985, c. 52 (4th Supp.) and that (without limitation) the Landlord's approval may be withheld if any alteration is in contravention of that Act. The Tenant shall submit to the Landlord such materials as the Landlord may reasonably request to support the Tenant's request, including details of the proposed work including drawings and specifications prepared by qualified architects or engineers and conforming to good engineering practice and the Tenant shall pay within five (5) days following receipt of a demand, all costs incurred by the Landlord in reviewing and approving the foregoing, including reasonable legal fees and the fees of any architectural or engineering consultants employed by the Landlord.

(2) All such repairs, replacements, alterations or improvements shall be performed:

(i) at the sole cost of the Tenant;

(ii) in a good and workmanlike manner and in conformity with applicable laws, regulations and codes;

(iii) in accordance with the drawings and specifications approved, in writing, by the Landlord;

(iv) subject to the reasonable regulations, controls and inspections of the Landlord; and

(v) only by contractors and workers approved by the Landlord.

Any such repair, replacement, alteration, decoration or improvement made by the Tenant without the prior written consent of the Landlord or which do not meet the requirements of this Section 8.3(2) shall, if requested by the Landlord, be promptly removed by the Tenant at the Tenant's expense and the Premises restored to their previous condition, without, however, relieving the Tenant from its obligation to proceed with any repair that is its responsibility.

8.4 Tenant Not to Overload Facilities

The Tenant shall not install any equipment which may exceed or overload the capacity of any Utility, electrical or mechanical facilities serving the Premises and the Tenant shall not bring onto the Premises or install any Utility, electrical or mechanical facility or service which the Landlord disapproves.

Landlord (VIA)	Tenant
	JD M.D.

8.5 Tenant Not to Overload Space

The Tenant shall not bring upon the Premises any machinery, equipment or thing that by reason of its weight, size or use in the reasonable opinion of the Landlord might damage the Premises and shall not at any time overload the space of the Premises. If overloading occurs and damage ensues the Tenant shall immediately repair the damage or, if the Landlord makes a request to that effect, pay to the Landlord the cost of correcting the damage.

8.6 Removal and Restoration by Tenant

(1) All alterations, decorations, additions and improvements made by the Tenant or made by the Landlord on the Tenant's behalf (other than the Tenant's movables and personal property) shall immediately become the property of the Landlord upon fixing or installation, without compensation to the Tenant. The Landlord shall be under no obligation to repair, maintain or insure such alterations, decorations, additions or improvements, all of which shall be the obligation of the Tenant as provided in this Lease. Such alterations, decorations, additions or improvements shall not be removed from the Premises either during or at the expiration or earlier termination of the Term. However, the Tenant may, during the Term, in the usual or normal course of its business, remove its trade fixtures, provided such trade fixtures have become excess for the Tenant's purposes or the Tenant is substituting new and similar trade fixtures therefore, and provided that the Tenant is not in default under this Lease.

(2) The Tenant shall, no later than at the expiration of the Term, at its own cost, remove or cause to be removed, all trade fixtures and such leasehold improvements and fixtures that are or have been installed in the Premises by or on behalf of the Tenant during the Term (or by any permitted successor or assign of the Tenant) that the Landlord requires be removed, and, if requested, return the Premises in conformity with basic construction standards. The Tenant shall also, as soon as it is made aware of the existence of any such Hazardous Substance, and in conformity to applicable laws, remove any Hazardous Substance brought onto the Premises or resulting from the Tenant's business operations in accordance with Environmental Laws.

(3) If the Tenant does not remove its trade fixtures at the expiration or earlier termination of the Lease, the trade fixtures shall, if the Landlord wishes it, become the property of the Landlord and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable, at the cost of the Tenant.

(4) The Tenant shall, for every such installation or removal either during or at the expiration of the Lease, carry out such installation or removal at times designated by the Landlord and promptly repair any damage caused to the Premises or Building by the installation or removal of any such alteration, decoration, addition, improvement or by an Hazardous Substance. The Tenant's obligation to observe and perform this covenant, and the covenants set out in this Section 8.6, shall survive the expiration or earlier termination of this Lease.

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	JO M.D.

8.7 Repair Where Tenant at Fault

Notwithstanding any other provision of this Lease, if the Building or any part of the Building, including any equipment, machinery, facilities or improvements of the Building, require repair or become damaged or destroyed due to the negligence, carelessness or misuse of the Tenant, or those for whom it is in law liable, the cost of the resulting repairs, replacements or alterations, plus a sum equal to fifteen percent (15%) of the cost thereof representing the Landlord's overhead, shall be borne by the Tenant, who shall pay this amount to the Landlord within five (5) days following receipt of the Landlord's invoice.

8.8 Landlord's Sign

The Landlord shall have the right to place a "For lease" sign upon the Premises at any time within the final six (6) months of the Term, as the case may be. The Tenant shall not remove or obscure such sign. Any such sign shall be of reasonable dimensions and shall be placed in a way that shall not unreasonably interfere with the business of the Tenant.

8.9 Payment of all Liens and Legal Hypothecs

(1) The Tenant shall promptly pay all its contractors and do all things necessary to prevent the possibility of a lien being attached to the Premises, Building and/or Lands and, should a claim for any lien be registered, the Tenant shall cause it to be discharged at the Tenant's expense within ten (10) days after written notice of the lien is received by the Tenant.

(2) If the Tenant fails to discharge or cause any such lien to be discharged as provided above, then, in addition to any other right or remedy of the Landlord, the Landlord may, but it shall not be obligated to, discharge this lien by paying the amount claimed to be due into Court or directly to any such lien claimant and the amount so paid by the Landlord and all costs and expenses, including judicial and extrajudicial fees and costs incurred for the discharge of such lien shall be immediately due and payable by the Tenant to the Landlord on demand.

SECTION 9- DAMAGE, DESTRUCTION AND EXPROPRIATION

9.1 Fire and Destruction of the Premises: Landlord's Options

If during the Term or during an Extended Term the Building or the Premises are destroyed or damaged in whole or in part and the Premises become totally or partially unusable, the Landlord may, within sixty (60) days of the occurrence of such loss, notify the Tenant in writing of its intention to rebuild, repair, or terminate the Lease.

a) Rebuild or Repair

If the Landlord decides to repair or rebuild the Building or the Premises (to the condition the Premises were originally delivered to the Tenant, excluding any Tenant's work), it shall do so within a reasonable time. However, the layout of the Building or the Premises may be different from what it was before the damage.

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During the rebuilding or the repair of the Premises up to the date of delivery of the Premises in the condition set forth in the preceding paragraph, the Landlord shall have access to the Premises and the rent shall be reduced in proportion to the extent to which the Premises are unusable. The Landlord shall also have the option of relocating the Tenant to allow it to continue its operations, in which case the full amount of Rent shall remain payable while the Tenant is in the temporary premises.

b) Termination of the Lease

If the Landlord decides not to rebuild or repair the Building or Premises, the Lease shall terminate upon receipt of written notice from the Landlord and the Tenant shall have no claim, whatsoever against the Landlord in respect of indemnification, damages, interests or otherwise. If the Premises have not been damaged, same will have to be returned in the condition set forth in Section 8.6.

9.2 Expropriation

The Landlord and the Tenant agree to co-operate with each other in the event of an expropriation of all or any part of the Lands or Building so that each may receive the maximum award to which they are respectively entitled under the law. However, to the extent that any portion of the Lands or the Building other than the Premises is expropriated, then the full proceeds accruing or awarded as a result will belong to the Landlord and the Tenant shall abandon or assign to the Landlord any rights that the Tenant may have or acquire by operation of law to those proceeds or awards and shall execute all such documents that, in the opinion of the Landlord, acting reasonably, are necessary to give effect to this intention.

SECTION 10 - SUBORDINATION AND ATTORNMENT

10.1 Priority of Mortgages

This Lease is subordinate and subject to any and all Mortgages existing against the Premises, at one time or another. The Tenant shall subordinate this Lease to every Mortgage that at any time affects the Premises. The Tenant shall execute promptly any documents required by the Mortgagee. Among those documents, without limiting the generality of the foregoing, the Tenant must execute a document in confirmation of the subordination in which the Tenant shall also agree with the Mortgagee that, if the Mortgagee becomes a mortgagee in possession or takes action to realize on the security of the Mortgage, the Tenant shall attorn to the Mortgagee as a tenant upon all the terms of this Lease. If the Tenant does not execute and return the requested documents within ten (10) days following receipt of same, it shall be deemed to have given a power of attorney to the Landlord to do so for, on behalf and at the request of the Tenant.

10.2 Status of the Lease

Within ten (10) days after a written request by the Landlord, the Tenant shall execute, acknowledge and deliver to the Landlord or such assignee or Mortgagee as the Landlord designates a fully executed certificate stating:

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(1) That this Lease is unmodified and in force and effect in accordance with its terms (or, if there have been modifications, that this Lease is in force and effect as modified and identifying the modification agreements or, if this Lease is not in force and effect, that it is not);

(2) The date to which Rent has been paid under this Lease;

(3) Whether or not there is an existing default by the Tenant in payment of Rent; and

(4) Any other matters as may be reasonably requested by the Landlord or such assignee or Mortgagee.

If the Tenant does not execute and return the certificate within said ten (10) day delay, it shall be deemed to have given a power of attorney to the Landlord to do so for, on behalf and at the request of the Tenant.

10.3 Financial Information

The Tenant shall, upon request, provide the Landlord with such information as to the Tenant's financial standing as the Landlord or any Mortgagee requires. The Landlord agrees to keep all such financial information provided by the Tenant confidential and to so instruct its Mortgagee.

SECTION 11 - INSURANCE AND INDEMNITY

11.1 Tenant's Insurance

(1) The Tenant shall, during the entire Term, at its sole cost and expense, take out and keep in full force and effect in the name of the Tenant, the Landlord and any Mortgagee as their respective interests may appear, the following insurance:

a) **"All Risks" Insurance** upon property of any kind and nature owned by the Tenant or for which the Tenant is legally liable or which is installed by or on behalf of the Tenant and which is located within the Premises, including, without limitation, furniture, fittings, installations, equipment, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement, in an amount of not less than the full replacement cost thereof, with coverage against at least the perils of fire and standard extended coverage, including an insurance for automatic sprinkler leakages. If there is a dispute concerning the amount which comprises full replacement cost, the decision of the Landlord or of the Mortgagee shall be conclusive;

b) **Commercial General Liability Insurance,** preferably an "occurrence" form covering the liability of the Tenant for bodily injury, including death, and damage to property, contractual liability, non-owned automobile liability and owners' and contractors' protective insurance coverage with respect to the Premises, and a general additional insured provision, such coverage to include the activities and operations conducted by the Tenant and any other person on the Premises for whom the Tenant is in law responsible. Such policy shall be written on a comprehensive basis with inclusive minimum amount of Two dollars

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($2,000,000) per occurrence for bodily injury, including death, to any one person, or property damage, and such higher limits as the Landlord or the Mortgagee reasonably requires from time to time. This insurance policy must contain a severability of interests clause and a cross-liability clause;

c) **Business Interruption Insurance** in such amount as would reimburse the Tenant for direct or indirect loss of earnings attributable to all perils and such other perils commonly insured against by prudent tenants of similar premises;

d) **Any other form of insurance** as the Tenant or the Landlord or the Mortgagee may reasonably require or need from time to time, in an amount, and for risks against which, a prudent tenant would insure.

(2) All policies required to be taken out in the name of the Tenant pursuant to this Section shall include the Landlord as an additional insured and (where applicable) shall contain the Mortgagee's standard mortgage clause and a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord, its officers, directors, shareholders, employees, mandataries, agents, servants, representatives, consultants and those for whom the Landlord is in law responsible. In addition, no such policies shall be invalidated in respect of the interests of the Landlord or of the Mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in the policies. The policies shall offer a primary warranty and not call into contribution the other insurances of the Landlord or of the Mortgagee. The Tenant's insurance policies shall be primary and non-contributing.

(3) All policies shall be taken out with insurers acceptable to the Landlord and shall be in a form satisfactory at all times to the Landlord. The Tenant agrees that certificates of insurance or, if required by the Landlord or the Mortgagee, a certified copy of each such insurance policy, shall be delivered to the Landlord at the commencement of the Term and, thereafter, within thirty (30) days before the expiry of each policy term. All policies shall contain an undertaking by the insurers to notify the Landlord and the Mortgagee in writing not less than sixty (60) days prior to any important modification, cancellation or termination thereof.

11.2 Increase in Insurance Premiums

The Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any fire insurance policy in force from time to time covering the Premises. If the occupancy of the Premises by the Tenant, causes or results in any increase in premiums for the insurance carried from time to time by the Landlord, the Tenant shall pay any such increase in premium as Additional Rent forthwith after invoices for such additional premiums are rendered by the Landlord.

11.3 Cancellation of Insurance

If any insurance policy on the Premises or any part thereof shall be cancelled or shall be threatened by the insurer to be cancelled or the coverage thereunder reduced in any way by the insurer by reason of the use and occupation of the Premises or any part thereof by the Tenant or by any assignee or sub-tenant of the Tenant, or by anyone permitted by the Tenant to be upon the Premises, and if the Tenant fails to remedy the condition giving rise to cancellation, threatened

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cancellation or reduction of coverage within two (2) Business Days after notice thereof by the Landlord, the Landlord may, without restriction, either

a) re-enter and take possession of the Premises forthwith by leaving upon the Premises a notice in writing of its intention to do so and thereupon the Landlord shall have the same rights and remedies as are contained in Section 14 of this Lease; or

b) enter upon the Premises and remedy the condition giving rise to such cancellation, threatened cancellation or reduction, and the Tenant shall within five (5) days following receipt of a demand, pay the costs thereof to the Landlord, which costs may be collected by the Landlord as Additional Rent and the Landlord shall not be liable for any damage or injury caused to any property of the Tenant or of others located on the Premises as a result of any such entry. The Tenant agrees that any such entry by the Landlord is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease.

11.4 Loss or Damage

The Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Premises, or damage to property of the Tenant, or of others located in the Premises from any cause whatsoever, whether or not such death, injury, loss or damage results from the negligence of the Landlord, its officers, directors, shareholders, employees, mandataries, agents, servants, employees, contractors or other persons for whom the Landlord is in law responsible. Without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, flood, snow or leaks from any part of the Premises or from the pipes, appliances, plumbing works, roof or subsurface of any floor or ceiling or from the street or any other place or by dampness or by any other cause whatsoever, including Railway Operations. The Landlord shall not be liable for any such damage caused by other persons in the Premises or by other tenants, or the public, or caused by construction or by any private, public or quasi-public work. All property of the Tenant kept or stored on the Premises shall be so kept or stored at the risk of the Tenant only and the Tenant shall fully indemnify the Landlord and save it harmless from any Claims arising out of any damages to the same, including, without limitation, any subrogation Claims by the Tenant's insurers.

11.5 Interpretation

The insurance policies required in Section 11 shall in no manner be construed as to restrict or waive the liabilities, responsibilities or obligations of the Tenant under this Lease.

11.6 Default

(1) If the Tenant fails to obtain or maintain in force the insurance policies provided for under this Lease or fails to notify the Landlord of any renewal, the Landlord has the right to obtain such policies of its own initiative and provide proof to the Tenant, who shall then pay the associate cost upon the Landlord's request, or agree to let the Landlord deduct these cost from any amount owing.

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	JO M.D.

(2) With regard to this Lease, any failure by the Tenant to comply with the obligations provided for under Section 11 or any of its subsections shall be deemed to be a material and substantial breach of this Lease. In such circumstances, the Landlord may withhold all sums and payments owed to the Tenant, in addition to all rights stipulated by law or by this Lease, until such failure has been corrected by the Tenant.

11.7 Silence

The parties agree that the Landlord's silence following:

(a) the Tenant's failure to comply with Section 11 or any of its subsections, whether or not the Landlord is aware of such failure; or

(b) the Tenant's issuance of an insurance certificate or a policy that fails to comply with the requirements contained in this Lease,

does not exonerate the Tenant from these failures, nor does it constitute a waiver of the Tenant's obligations by the Landlord.

11.8 Indemnification of the Landlord

The Tenant shall fully indemnify the Landlord and save it harmless from and against any and all Claims, in connection with loss of life, personal injury or damage to property arising from any occurrence on the Premises or the occupancy or use of the Premises or occasioned wholly or in part by an act or omission of the Tenant, its officers, directors, shareholders, employees, mandataries, agents, representatives, consultants, customers, contractors or other invitees, licensees or concessionaires or by anyone permitted by the Tenant to be on the Premises, or other persons for whom the Tenant is in law responsible. In case the Landlord, without actual fault on its part, is made a party to litigation begun by or against the Tenant, excepting a bona fide action by the Tenant against the Landlord, the Tenant shall protect and hold the Landlord harmless and shall pay all costs, expenses and Attorney Fees incurred or paid by the Landlord in connection with the litigation. The Tenant shall also pay all costs, expenses and Attorney Fees incurred by the Landlord in enforcing this Lease.

SECTION 12 - ENVIRONMENTAL OBLIGATIONS

(1) The Tenant shall immediately notify the Landlord if it becomes aware of any potential source of Hazardous Substances either present on the Premises or at risk of escaping from or onto the Premises.

(2) The Tenant shall not bring any Hazardous Substance onto the Lands, unless authorized to do so by the Landlord in writing and, without limiting the foregoing, shall not discharge, cause or permit any Hazardous Substance to be discharged or to pass into the sewer system, storm drains or surface drainage facilities servicing the Building or Lands.

(3) If required by the Landlord or any governmental agency, the Tenant shall remove any Hazardous Substances which are located or stored on the Lands and which have been brought on to the Lands by the Tenant or those for whom the Tenant is in law responsible. It is understood and agreed that, in the event of a discharge or escape of a Hazardous Substance which was under the control of, or which was brought on to the

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	JO M.D.

Lands by, the Tenant, the cost incurred in the cleanup shall be at the Tenant's expense. Any remediation or cleanup shall be completed to the satisfaction of the Landlord.

(4) Any Hazardous Substance discharged onto the Lands or Building shall remain the property of the Tenant, irrespective of the manner it is affixed or found on the Building or Lands.

(5) The foregoing obligations regarding Hazardous Substances and environmental compliance shall survive the expiration of the Term or earlier termination of this Lease.

SECTION 13 - ASSIGNMENT AND SUBLETTING

13.1 Assignments, Subleases and Transfers

The Tenant shall not enter into, consent to, or permit any Transfer without the prior written consent of the Landlord in each instance, which consent may not be unreasonably withheld. The Tenant shall have the right to assign the Lease to any subsidiary company under 10932540 CANADA INC. and/or 2319338 ONTARIO INC. providing Tenant supplies proof that new corporation is indeed a subsidiary of either company and that the current Tenant is retaining control. Otherwise, Section 13.3 will be applicable. In the event of an approved Transfer, the Tenant shall remain liable under this Lease and shall not be released from performing any of the terms of this Lease for the whole Term.

13.2 Conditions of Transfer

The following conditions apply in respect of a Transfer:

(1) Where applicable, if the Transfer is a sublease, the Transferee shall agree to waive any statutory right to retain the unexpired portion of the term of the sublease or the Term of this Lease or to enter into a lease directly with the Landlord.

(2) The request for consent shall be accompanied by a cheque of $1,500 plus Goods and Services Taxes to cover the review of the file. The Tenant shall be responsible for any and all out of pocket expense incurred by the Landlord, which may include elements such as credit check and legal fees to draft, review and negotiate documents.

(3) Upon any Transfer, the Minimum Rent may be increased, at Landlord's sole discretion, to correspond to the highest average Minimum Rent and Percentage Rent payable over any twelve consecutive calendar months period during the last thirty-six (36) full calendar months prior to the month during which the Transfer occurs.

(4) Fifty percent (50%) of any profit on Rent made as a result of a Transfer shall be transferred to the Landlord.

13.3 Change of Control

If the Tenant is at any time a corporation or partnership, any actual or proposed change of control in such corporation or partnership shall be deemed to be a Transfer and subject to all provisions of this Section 13. The Tenant shall make available to the Landlord or its representatives all of its corporate or partnership records, as the case may be, for inspection at all reasonable times, in order to ascertain whether any change of control has occurred.

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[initials]	JO M.D.

13.4 No Advertising

The Tenant shall not advertise that the whole or any part of the Premises are available for a Transfer and shall not permit any broker or other person to do so unless the text and format of such advertisement is approved in writing by the Landlord. No such advertisement shall contain any reference to the rental rate of the Premises.

13.5 Assignment By Landlord

The Landlord shall have the unrestricted right to sell, lease, convey or otherwise dispose of all or any part of the Building or Lands or this Lease or any interest of the Landlord in this Lease. To the extent that the purchaser or assignee of the Landlord assumes the obligations of the Landlord under this Lease the Landlord shall be released of all liability under this Lease.

SECTION 14 - DEFAULT OF TENANT

14.1 Right to Re-Enter and Retake of Possession

If the Tenant fails to pay Rent, observe or perform any other of the terms, conditions or covenants under this Lease to be observed or performed by the Tenant, or if re-entry is permitted under other terms of this Lease, the Landlord, in addition to any other right or remedy it may have under this Lease or at law, shall have the right of immediate re-entry in the case of failure to pay Rent and, otherwise, the right to re-enter upon ten (10) days written notice to the Tenant. If this right is exercised, the Landlord may expel all persons and property from the Premises and the property may be stored in a public warehouse or elsewhere at the Tenant's cost, all without notice or legal process and without the Landlord being considered guilty of trespass or becoming liable for loss or damage occasioned thereby. In addition, upon ten (10) days prior notice to the Tenant, the Landlord may sell the properties removed from the Premises and may apply the proceeds to all Rent and other payments due to the Landlord.

14.2 Other Defaults of Tenant

Section 14.2 of this Lease shall apply in the following situations:

a) If the Lease or any property of the Tenant on the Premises are seized or taken in execution or attachment by any creditor of the Tenant; or

b) if the Tenant shall make any assignment for the benefit of creditors or any bulk sale or become bankrupt or insolvent or shall take the benefit of any act in force for bankrupt or insolvent debtors, or if any order shall be made for the winding up of the Tenant, or

c) if the Premises shall without the written consent of the Landlord become and remain vacant for a period of fifteen (15) days or be used by any other persons than such as are entitled to use them under the terms of this Lease, or

d) if the Tenant shall without the written consent of the Landlord abandon or attempt to abandon the Premises or sell or dispose of chattels of the Tenant or remove them or any of them from the Premises so that there would not in the event of such abandonment, sale or disposal be sufficient goods on the Premises subject to distress to satisfy the Rent due or accruing due;

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	Jo M.D.

e) If the indemnifier who guarantees the obligations of the Tenant dies or claims, whether or not said claim is valid, that it has ceased to be obligated to guaranty the Tenant's obligations hereunder; or

f) in the event of default under Section 14.1 of this Lease.

Then and in every such case the current month's Rent and the next ensuing three (3) months' Rent shall immediately become due and be paid and the Landlord may re-enter and take possession of the Premises as though the Tenant or the servants of the Tenant or any other occupant of the Premises were holding over beyond the expiration of the Lease. The Lease shall, if the Landlord so wishes, forthwith terminate and in every one of the cases above-mentioned, such accelerated Rent shall be recoverable by the Landlord in the same manner as the Rent hereby reserved as if the Rent was in arrears, the whole subject to any and all recourses available to the Landlord.

14.3 Rights to Re-Let

(1) If the Landlord re-enters as provided in this Lease, it may either terminate this Lease or it may from time to time without terminating the Tenant's obligations under this Lease, make alterations and repairs considered by the Landlord necessary to facilitate a re-letting and re-let the Premises or any part thereof as agent of the Tenant for such term or terms at such rental or rentals and upon such other terms and conditions as the Landlord, without restriction, considers advisable. Upon each re-letting, all rent and other moneys received by the Landlord from the re-letting shall be applied first to the payment of indebtedness other than Rent due under this Lease from the Tenant to the Landlord, second, to the payment of costs and expenses of the re-letting including brokerage fees and solicitor's fees and costs of the alterations and repairs and third, to the payment of Rent due and unpaid. The residue, if any, shall be held by the Landlord and applied in payment of future Rent as it becomes due and payable. If the rent received from the re-letting during a month is less than the Rent to be paid during that month by the Tenant, the Tenant shall pay the deficiency to the Landlord forthwith. No re-entry by the Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of that intention is given to the Tenant. Despite a re-letting without termination, the Landlord may elect at any time to terminate this Lease for any breach.

14.4 Default to Operate

Where the Tenant defaults of its obligation to operate on a continuous basis, it shall pay to the Landlord, subject to all other recourses available to the Landlord, an amount equal to the highest of twenty-five cents (0.25¢) per square foot of the Leasable Area of the Premises or two hundred and fifty dollars ($250) per day or part thereof where no operation is conducted in the Premises for a reason other than damage or force majeure. This liquidated sum shall represents the minimum damages incurred by the Landlord as a result of the Tenant's failure to operate.

14.5 Legal Expense

If the Landlord brings an action against the Tenant arising from an alleged breach of this Lease and the Court establishes that the Tenant is in breach the Tenant shall pay to the Landlord all expenses incurred by the Landlord in the action including Attorney Fees

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	JO M.D.

14.6 Landlord May Follow Goods

Landlord May Follow Goods In the case of removal by the Tenant of the goods and chattels of the Tenant from the Premises, the Landlord may follow the same for thirty (30) days in the same manner as is provided for in the legislation governing the relationship between landlords and tenants in the province where the Premises are located.

14.7 No Exemption for Distress

Despite anything contained in any statutory enactment to the contrary, none of the goods or chattels of the Tenant shall be exempt from levy by distress for Rent in arrears by the Tenant. This Lease may be pleaded as an *estoppel* against the Tenant in any action brought to test the right to the levying upon such goods. The Tenant hereby waives every benefit that could or might have accrued to the Tenant, under and by virtue of the said statutory enactments or any amendment or amendments thereto, but for this Section.

14.8 Landlord May Cure Tenant's Default or Perform Tenant's Covenants

If the Tenant fails to pay, when due, any amounts or charges (other than Minimum Rent) required to be paid pursuant to this Lease, the Landlord, upon a five (5) days' written notice to the Tenant, may, but shall not be obligated to, pay all or any part of the same. If the Tenant is in default in the performance of any of its covenants or obligations hereunder (other than the payment of Rent or other sums required to be paid pursuant to this Lease) the Landlord may from time to time upon a ten (10) days written notice to the Tenant (or no notice in the case of an emergency), unless the Tenant within such ten (10) day period performs or commences diligently to perform such covenants or obligations to the reasonable satisfaction of the Landlord and diligently pursues the performance until such covenants or obligations are fully performed, perform or cause to be performed any of such covenants or obligations, or any part thereof, and for such purpose may do such things as may be required, including, without limitation, entering upon the Premises and doing such things upon or in respect of the Premises or any part thereof as the Landlord reasonably considers requisite or necessary. All expenses incurred and expenditures made pursuant to this Section 14.7 plus a sum equal to fifteen (15%) percent thereof representing the Landlord's overhead, shall be paid by the Tenant as Additional Rent upon demand. The Landlord shall have no liability to the Tenant for any loss or damages resulting from any such action or entry or retake of possession by the Landlord upon the Premises under Section 14 of this Lease and this re-entry or retake of possession shall not constitute a breach of any covenant for quiet enjoyment contained in this Lease.

14.9 Lien in favour of the Landlord

If the Tenant at any time during the Term or at the expiration or earlier termination of the Term is in default under any covenant or obligation contained in this Lease, the Landlord shall have a lien on all stock, inventory, fixtures, equipment and facilities of the Tenant as security against loss or damage resulting from any such default by the Tenant and said stock, inventory, fixtures, equipment or facilities shall not be removed by the Tenant until such default is cured, unless otherwise permitted, in advance and in writing by the Landlord.

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	JO H.D.

14.10 Remedies of Landlord

No exercise of a specific right or remedy by the Landlord or by the Tenant precludes it from or prejudices it in exercising any other right or pursuing any other remedy or maintaining an action to which it may otherwise be entitled either in law or in equity.

14.11 Security Deposit Intentionally Deleted

14.12 Letter of Credit Intentionally Deleted

SECTION 15- MISCELLANEOUS

15.1 Partial Payment

Any payment by the Tenant, any statement on a cheque or in a letter accompanying a cheque or payment as Rent, endorsement or receipt by the Landlord of a lesser amount than the Rent shall be deemed to be a down payment of the earliest stipulated Rent. The Landlord may accept a cheque or payment without prejudice to the Landlord's right to recover the balance of the Rent or pursue any other remedy.

15.2 Unavoidable Delay

Whenever and to the extent that the Landlord or the Tenant shall be unable to fulfil or shall be delayed or restricted in the fulfilment of any obligation hereunder in respect of the supply or provision of any service or Utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service or labour required to enable it to fulfil such obligation, or by reason of any statute or order-in-council or regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller, board, governmental department or officer or other authority or by reason of not being able to obtain any permission or authority required thereby or by reason of any other cause beyond its control whether of the foregoing character or not, the Landlord or the Tenant, as the case may be, shall be relieved from the fulfilment of such obligation during the period of such unavoidable delay, and the other party shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned, provided that the foregoing shall in no event be construed so as to relieve the Tenant from its obligation to pay Rent or other monies due in the amounts and on the days and at the times provided for in this Lease.

15.3 Joint and Several, or Solidary Liability

If two or more individuals, corporations, partnerships or other business associations (or a combination of two or more of them) are the Tenant, the liability of each individual, corporation, partnership or other business association, and of each member of any such partnership or business association, the members of which are by virtue of statute or general law subject to personal liability, is joint and several or solidary.

15.4 Registration

The Tenant shall not register this Lease or any notice of it without the prior written consent of the Landlord.

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	JO M.D.

15.5 Notice

Unless otherwise specified, each notice to a party must be given in writing and delivered personally or by courier, or transmitted by fax as follows:

If to the Landlord, as set out in Section 1.1 of this Lease, and if to the Tenant, as set out in Section 1.2 of this Lease or to any other address, fax number or person that the party designates as set out in this Section 15.5. Any notice delivered personally or by courier prior to 3:00 p.m. on that Business Day shall be deemed to have been given on that Business Day or, if at or after 3:00 p.m., it shall be deemed to have been received, on the next Business Day; or if transmitted by fax on a Business Day and (i) for which the sending party has received confirmation of transmission before 3 p.m. on that Business Day, shall be deemed to have been given on that Business Day, or (ii) for which the sending party has received confirmation of transmission after 3 p.m. on that Business Day, shall be deemed to have been given on the next Business Day;

15.6 Successors and Assigns

This Lease binds and benefits the parties and their respective successors and assigns.

15.7 Interpretation

a) Time of Essence - Time is of the essence of this Lease.

b) Number and Gender - The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where the Tenant comprises more than one entity and to corporations, associations, partnerships or individuals, males or females, in all cases shall be assumed as though in each case fully expressed.

c) Titles - The titles used in this Lease are only used for purposes of reference and commodity. The titles aim to facilitate consultation and shall in no case modify the signification or the scope neither of sections that the titles designate nor of the object of this Lease.

d) Obligations as Covenants - Each obligation of the Landlord or the Tenant expressed in this Lease, even though not expressed as a covenant, is considered to be a covenant for all purposes.

e) Full and Entire Lease - The parties acknowledge that this Lease faithfully constitutes the expression of their will and their common intention and is, therefore, the complete and entire agreement between the parties.

It is understood that any Extrinsic Element does not represent the expression of the will of the parties nor their common intention and will not be used for the interpretation or application of this Lease (or both).

Accordingly, the parties expressly agree not to adduce any Extrinsic Element as evidence in any dispute or litigation between the parties arising from or related to, notably, the interpretation or the application of this Lease (or both).

f) Applicable Laws - This Lease shall be governed by and construed in accordance with the laws of the province where the Lands are located and the laws of Canada applicable therein, without giving effect to any choice or conflict of law, rules and other provisions (whether in this province or in any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of this province. Where the Lands are situated in Ontario, this lease shall be effective only if the provisions of any applicable *Planning Act,* R.S.O., 1990, c. P-13 are complied with.

g) Severability - Should any section, paragraph or provision (including any part thereof) of this Lease be declared null, without effect or deemed unwritten, such fact shall affect only that section, paragraph or provision, and not the remaining sections, paragraphs or provisions, except in the case of this Lease's clear intention to the contrary.

h) Waiver - The waiver by the Landlord of a breach of this Lease shall not be construed to be a waiver of a subsequent breach. The subsequent acceptance of Rent by the Landlord shall not be considered to be a waiver of a preceding breach by the Tenant of this Lease, regardless of the Landlord's knowledge of the preceding breach at the time of acceptance of the Rent. No covenant, term or condition of this Lease shall be deemed to have been waived by the Landlord or by the Tenant unless the waiver is in writing signed by the Landlord or by the Tenant as the case may be.

i) Amendment in Writing - No alteration, amendment, change or addition to this Lease shall bind the Landlord or the Tenant unless in writing and signed by them.

j) Counterparts - Each counterpart of this Lease shall be deemed to be an original when duly initialed and signed by all the parties, it being understood, however, that all of these counterparts shall constitute one and same Lease.

k) Formal Notice - If a party must perform an obligation under this Lease in a time allowed, the mere lapse of time for performing it shall have the effect to constitute that party in default.

l) Appendix – The Appendix to this Lease shall form an integral part of this Lease as fully and effectively as if the same were set forth herein at length.

15.8 Confidentiality and Non-disclosure Undertaking

(1) The Tenant shall maintain confidential all information pertaining to VIA and this Lease acquired before, during and after the term of this Lease, and all reports, specifications, drawings and other documentation produced hereunder, and shall not disclose or use same for any purposes other than for the performance of the obligations of this Lease.

(2) The Tenant agrees to comply with all applicable federal and provincial laws relative to the protection of personal information with respect to this Lease. VIA reserves its right to

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	JO M.D.

visit the Tenant to evaluate and verify the Tenant's compliance with any applicable federal and provincial law relative to the protection of personal information.

(3) This Lease and the information contained herein are confidential, subject to the provisions of the *Access to Information Act*, R.S.C. (1985), c. A-1 and the *Privacy Act*, R.S.C. (1985), c. P-2

(4) The provisions of Sections 15.9 (1), 15.9 (2) and 15.9 (3) of this Lease shall survive the expiration or any resolution or resiliation of this Lease.

15.9 Modification of the Lease

In no case shall this Lease be amended without the written consent of the parties.

15.10 Survival of the obligations

All obligations and liabilities that, by their nature, shall survive the resolution, resiliation or expiration of this Lease shall remain in full force and effect.

15.11 Acknowledgement

The parties acknowledge that:

(1) this Lease is written in easily legible type in plain language that is easily understood by the parties and constitutes the expression of will of the parties. The parties have entirely read and understood this Lease. If needed, the parties received adequate explanations on the nature and scope of the clauses in this Lease from a legal advisor of their choice; and

(2) the parties negotiated this Lease jointly and this Lease shall be construed neither against nor in favour of either party, but rather so that each section is given the meaning derived from this Lease as a whole.

15.12 Brokerage

The Landlord has not used the service of a broker or other intermediary. The Tenant shall be responsible for any claim from a broker or other intermediary and shall indemnify the Landlord with respect to same.

15.13 Language

It is upon the express wish and agreement of the parties that this Lease is written in the English Language. *Ce bail est rédigé dans la langue anglaise selon la volonté et l'entente expresses des parties.*

SECTION 16 - SPECIAL CONDITIONS

16.1 Landlord's Work Intentionally Deleted

16.2 Tenant's Work

The Tenant shall submit four sets of detailed working drawings to the Landlord for any work which the Tenant is required or proposes to do in the Premises. All Tenant's work shall be

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[initials]	JO M.D.

performed at the Tenant's expense in a good and workmanlike manner and in accordance with the Landlord's reasonable requirements, by contractors, sub-contractors and workers engaged by the Tenant but approved by the Landlord. All labour union affiliations shall be compatible with those of persons working in the Building on behalf of the Landlord and shall otherwise be acceptable to the Landlord. The Tenant's working drawings, contractors, sub-contractors and workers shall be subject to the Landlord's approval. The Landlord shall not unreasonably deny or delay its approvals.

The parties have understood, consented to and signed this Lease.

VIA RAIL CANADA INC.	
Signature:	[signature]
Name:	JOANNE PALUCH
Title:	COMMERCIAL LEASING MANAGER
Location:	MONTREAL, QC
Date:	Nov. 22/18

10932540 CANADA INC.	
Signature:	[signature]
Name:	Justin De Four
Title:	President
Location:	Toronto, ON
Date:	11/14/2018

2319338 ONTARIO INC.	
Signature:	[signature]
Name:	MARIO DEVIATO
Title:	PRESIDENT
Location:	Toronto, ON
Date:	11/15/2018

APPROUVÉ QUANT À LA FORME / APPROVED AS TO FORM
PR
2018/11/14
AVOCAT / ATTORNEY

APPENDIX "A"

LEGAL DESCRIPTION

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APPENDIX "B"

LOCATION SKETCH OF PREMISES


AECOM

Landlord (VIA)	Tenant
	JO M.D.

APPENDIX "C"

RULES AND REGULATIONS

1. The sidewalks, entrances, stairways and corridors of the Building shall not be obstructed by any tenants or used by them for any other purpose than for ingress and egress to and from their respective premises, and no tenant shall place or allow to be placed in the hallways, corridors or stairways any waste paper, dust, garbage, refuse or anything whatsoever that shall tend to make them appear unclean, untidy or filthy.

2. The floors, sky-lights and windows that reflect or admit light into passageways or into any place in the Building shall not be covered or obstructed by any of the tenants, and no awnings shall be put over any window. The washrooms, toilets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substance shall be thrown in such washrooms, and any damage resulting to them from misuse shall be borne by the tenant by whom or by whose employee the damage was caused.

3. No animals shall be kept in or about the Premises, except for the service animals accompanying persons with disabilities.

4. No one shall use the Premises for sleeping apartments or residential purposes.

5. No inflammable oils or other inflammables, dangerous or explosive materials shall be kept or permitted to be kept in the Premises.

6. Nothing shall be placed on the outside of windows or projections of the Premises. No air-conditioning equipment shall be placed at the windows of the Premises without the consent in writing of the Landlord, which the Landlord may withhold.

7. Spikes, hooks, nails, screws or knobs shall not be put into the walls or woodwork.

8. No heavy equipment of any kind shall be moved into or within the Building without skids being placed under the same, and without the consent of the Landlord, in writing.

9. No tenant shall be permitted to do cooking or to operate cooking apparatus except in a portion of the Building rented for the purpose. No noxious odours shall be permitted to escape from the Premises.

10. The Tenant shall not perform any acts or carry on any practices which may injure the Common Areas and Facilities.

The Landlord may from time to time waive any of such rules and regulations as they may apply to particular tenants and is not liable to the Tenant for breaches of these Rules and Regulations by the other tenants.

JO M.D.

APPENDIX "D"

SAFETY GUIDELINES FOR CONTRACTORS

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SCHEDULE "A"

Assets

All rights and obligations under VIA RAIL LEASE # 34432

JO M.D.

34432

AMENDMENT N° 1

BETWEEN:

11103016 CANADA INC.
7495 Birchmount Road,
Markham, ON L3R 5G2
c/o Justin De Four
647-470-2278

(hereinafter called the "**Tenant**")

AND:

VIA RAIL CANADA INC.
3 Place Ville Marie, Suite 500
Montreal, QC, H3B 2C9

(hereinafter called "**Landlord**")

WHEREAS on November 22, 2018, 10932540 CANADA INC. & 2319338 ONTARIO INC., as Tenant, and the Landlord entered into the contract bearing number 34432 with respect to Leasing Kiosk Space for a for a coffee & food provider at the Belleville Station in Ontario (the "**Lease**");

WHEREAS 10932540 CANADA INC. wishes to assign the Lease to 11103016 CANADA INC. as this is its subsidiary;

THE PARTIES AGREE AS FOLLOWS:

1. PREAMBLE

The preamble hereof shall form an integral part of this Amendment N° 1.

2. TERM

This Amendment N° 1 shall start on December 15th, 2018 and end on January 31st, 2024.

Landlord	Tenant
	JD

MD

3. ASSIGNMENT 2319338 ONTARIO INC. AND NOT JO MD

JO MD
The Lease is assigned from 10932540 CANADA INC. to 11103016 CANADA INC. For greater certainty, 2319338 ONTARIO INC. shall remain a Tenant. In accordance with Section 13.1 of the Lease, 10932540 CANADA INC. 11103016 CANADA INC. and 2319338 ONTARIO INC. shall remain solidary liable under the Lease and 10932540 CANADA INC. shall not be released from performing any of the terms of the Lease.

MD JO

Each counterpart of this Amendment may be provided in electronic format and shall be deemed to be an original when duly signed by the parties, it being understood, however, that all of these counterparts shall constitute one and same agreement.

Except for the amendments contained herein, each and every other modality, term and condition of the Lease, notably the Rent, shall remain in full force and unchanged.

It is upon the express wish and agreement of the parties that this Amendment N° 1 is written in the English Language. *Cet Amendement N° 1 est rédigé dans la langue anglaise selon la volonté et l'entente expresses des parties.*

The signatures are found on the following page

Landlord	Tenant
	JO

MD

We have understood, consented to and signed this Amendment Nº 1.

VIA RAIL CANADA INC.	
Signature:	[signature]
Name:	JOANNE PALUCH
Title:	COMMERCIAL LEASING MANAGER
Location:	MONTREAL, QC
Date:	Dec. 6/18

11103016 CANADA INC.	
Signature:	[signature]
Name:	Justin De Four
Title:	President
Location:	Markham
Date:	12/05/18

APPROUVÉ QUANT À LA FORME / APPROVED AS TO FORM
PR
2018/11/29
AVOCAT / ATTORNEY

10932540 CANADA INC.	
Signature:	[signature]
Name:	Justin De Four
Title:	President
Location:	Markham
Date:	12/05/18

2319338 ONTARIO INC.	
Signature:	[signature]
Name:	MARIO DEVIATO
Title:	PRESIDENT
Location:	TORONTO ONTARIO
Date:	12/05/2018

Landlord	Tenant
[initials]	JO

MD

34432

AMENDMENT Nº 2

BETWEEN:

11103016 CANADA INC.
7495 Birchmount Road,
Markham, ON L3R 5G2
c/o Justin De Four
647-470-2278

(hereinafter called the "**Tenant**")

AND:

VIA RAIL CANADA INC.
3 Place Ville Marie, Suite 500
Montreal, QC, H3B 2C9

(hereinafter called "**Landlord**")

WHEREAS on November 22, 2018, 10932540 CANADA INC. & 2319338 ONTARIO INC. and the Landlord entered into the contract bearing number 34432 with respect to Leasing Kiosk Space for a for a coffee & food provider at the Belleville Station in Ontario (the "**Lease**");

WHEREAS on December 6, 2018, 10932540 CANADA INC. & 2319338 ONTARIO INC. assigned the Lease to 11103016 CANADA INC. (the "**Amendment Nº 1**");

WHEREAS the parties wish to add more locations such as Windsor, London, Kitchener, Cobourg, Oakville, Brantford & Stratford to the Lease;

THE PARTIES AGREE AS FOLLOWS:

1. PREAMBLE

The preamble hereof shall form an integral part of this Amendment Nº 2.

2. TERM

This Amendment Nº 2 shall start on August 1, 2019 and end on January 31st, 2024.

3. NEW LOCATIONS

The Tenant is adding new Locations to the portfolio as follows:

LONDON: Coffee kiosk commencing on August 1, 2019. The annual Minimum Rent for this location will be twenty-four thousand dollars ($24,000) per year plus taxes payable in monthly consecutive installments in the amount of Two Thousand dollars ($2,000) plus taxes. **Operating Hours:** Monday to Friday 6:00am to 11:30am; 14h00 to 20h00; Saturday & Sunday 7:00am to 11h30; 14h00 to undetermined (flexible depending on traffic flow).

WINDSOR: Coffee Kiosk commencing on October 1, 2019 ~~August 15th, 2019.~~ The annual Minimum Rent for this location will be in the amount of sixteen thousand eight hundred dollars ($16,800.00) plus taxes payable in monthly consecutive installments in the amount of one thousand four hundred dollars ($1,400) plus applicable taxes. **Operating Hours:** Monday to Saturday 5h30am (flexible) to 19h00 (flexible); Sunday 8:00am to 19h00 (flexible). JO

COBOURG: Coffee Kiosk commencing October 1, 2019 ~~September 1, 2019.~~ The annual Minimum Rent for this location will be in the amount of eight thousand four hundred dollars plus applicable taxes ($8,400.00) payable in monthly consecutive installments in the amount of seven hundred dollars ($700.00) plus taxes. **Operating Hours:** Monday to Friday 6h30am to 10:00am; 11:00am to 17h30 (flexible); Saturday 7h30am to 11:00am; Sunday 9h15am to 10:45am; 11h15am to 17h00 (flexible) JO

OAKVILLE: Coffee Kiosk commencing October 1, 2019 ~~September 15, 2019.~~ The annual Minimum Rent for this location will be in the amount of six thousand dollars plus applicable taxes ($6,000.00) payable in month consecutive instalments in the amount of five hundred dollars ($500.00) plus taxes. **Operating Hours:** Friday, Sunday & Monday 6h40am to 14h00; 17h00 to 21h00 (flexible); Tuesday, Wednesday, Thursday & Saturday 6h40am to 14h00. JO

KITCHENER: Vending & Coffee unit commencing August 1, 2019 ~~September 15, 2019.~~ The annual Minimum Rent will be twenty-five percent (25%) of sales, payable on a quarterly basis plus applicable taxes. **Operating Hours:** n/a since this is a standalone vending unit. JO

BRANTFORD & STRATFORD: Vending & Coffee unit commencing August 1, 2019 ~~September 1, 2019.~~ The annual rental will be twenty-five percent (25%) of sales, payable on a quarterly basis plus applicable taxes. **Operating Hours:** n/a since this is a standalone vending unit. JO

Landlord	Tenant
	JO

For all vending/coffee units, the Landlord shall have access to the computerized sales report in order to review and validate the quarterly sales being reported by Tenant.

For greater certainty, when the operating hours above are indicated as "flexible", they still have to be agreed upon with VIA.

PERCENTAGE RENT/NATURAL BREAKPOINT

In addition to the annual Minimum Rent, the Tenant shall pay to the Landlord, as Percentage Rent, a sum equivalent to the amount, if any, by which 10% percent of Gross Revenue set out below for each Rental Year which exceeds the Minimum Rent payable for that Lease Year per location. Percentage Rent shall be payable annually after the anniversary being January 31st for the preceding year. The Percentage Rent/Natural Breakpoint for each location is as follows:

- LONDON 10% in excess of $240,000 of Gross Revenue per year (ex: if Gross Revenue are $300,000 in any given year, Tenant will have to pay to the Landlord 10% of $60,000 on top of the agreed upon annual rent).
- WINDSOR 10% in excess of $168,000 of Gross Revenue per year
- COBOURG 10% in excess of $84,000 of Gross Revenue per year
- OAKVILLE 10% in excess of $60,000 of Gross Revenue per year

Gross Revenue

(1) ***Gross Revenue*** means the total gross revenue obtained by the Tenant from any source whatsoever, whether through the sale of goods and services arising out of its occupancy or any other reason due to its operations in the Premises, and includes:

- the total of the selling or rental prices of goods sold or leased and services performed in or from the Premises whether the sales or rentals are made or services performed on the Premises or elsewhere and whether they are made by the Tenant, a Transferee, lessee, concessionaire or other occupant;
- Orders taken or received at the Premises, whether the orders are filled from the Premises or elsewhere;
- Deposits not refunded to purchasers; and
- All other receipts and accounts (including interest, instalment and finance charges) from business conducted in or from the Premises.

Landlord	Tenant
	JO

Accounting Records

The Tenant shall keep in the Premises or at its principal accounting office in Canada, for at least three (3) years after the end of each Lease Year, adequate books and records which books and records shall be kept in the same manner as is used for its other similar stores in other locations throughout Canada that show inventories and receipts of merchandise at the Premises and daily receipts from all sales, rentals, charges, services and other transactions, in or from the Premises made by the Tenant and any other persons conducting business in or from the Premises as well as sales and rental tax returns, pertinent original sales and rental records, and any other sales and rental records that the Landlord reasonably requires and that would normally be examined by an accountant pursuant to accepted auditing standards in performing a detailed audit of Gross Revenue. The Tenant shall also cause the records described above to be kept by all Persons doing business in or from the Premises. The Tenant, and all other Persons conducting business in or from the Premises, shall record at the time of the sale or rental, in the presence of the customer, all receipts from sales, rentals, charges, services or other transactions whether for cash or credit, in a cash register or registers, all in accordance with accepted auditing standards to perform an audit of the Tenant's sales by an independent chartered accountant.

Financial Statement and Adjustments

(1) The Tenant shall deliver to the Landlord at the place then fixed for the payment of Percentage Rent:

a) no later than the fifteenth (15th) day following the end of each calendar year during the Term (including the final year of the Term), together with payments of yearly Percentage Rent, a written statement signed by the Tenant and certified by the Tenant to be true and correct and in such detail and form as the Landlord reasonably determines, showing the amount of Gross Revenue for such preceding year (and partial year, if any, at the beginning or end of the Term), and the amount of Gross Revenue for all preceding year of such Rental Year, and showing monthly payments made on account of Minimum Rent and Percentage Rent for such Rental Year; and

b) no later than the sixtieth (60th) day following the end of each Rental Year (including the last Rental Year of the Term), a written statement signed by the Tenant, certified to be true and correct and in such detail and form as the Landlord reasonably determines, showing the amount of Gross Revenue during the preceding Rental Year, and duly audited by independent chartered accountants of recognized standing, whose professional opinion shall, without qualification, state specifically that

Landlord	Tenant
	JO

they have examined the report of Gross Revenue for the preceding Rental Year, and that their examination included a general review of the Tenant's accounting procedures and such tests of the Tenant's books and records and other supporting evidence as they or the Landlord considered necessary in the circumstances, and that in their opinion, such report presents fairly and accurately the Gross Revenue of the preceding Rental Year in accordance with the provisions of this Lease and generally accepted accounting principles applied on a basis consistent with that of the Rental Year immediately preceding (if any).

The Tenant shall not change its procedure relating to any aspect of its reporting of Gross Revenue without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

If the audited financial statement to be furnished by the Tenant pursuant to this Section at the end of any Rental Year discloses that the total Percentage Rent paid by the Tenant for such Rental Year exceeds or is exceeded by the total Percentage Rent required to be paid by the Tenant for such Rental Year, the Landlord shall pay any excess to the Tenant as soon as reasonably possible after the receipt of such audited financial statement (unless an audit by the Landlord is in progress or the Tenant is in default under this Lease) or the Tenant shall pay to the Landlord any deficiency at the same time as it furnishes the audited statement, whichever of the foregoing is applicable.

Audit

The Landlord may, at reasonable times and upon five (5) Business Days prior written notice to Tenant, examine the books and records of the Tenant and/or cause a complete audit to be made of the Tenant business and records relating to the calculation of Gross Revenue. If the auditor reports that the Tenant's records and procedures are insufficient to permit a determination of Gross Revenue for a Rental Year, or a part of a Rental Year, or that the Tenant is not complying with this Section, the Landlord may deliver to the Tenant an estimate based upon the available information (which shall be final and binding on the Tenant) of Gross Revenue for the relevant period and the Tenant shall immediately pay to the Landlord the amount shown in the estimate to be owing. The same shall apply if the Tenant does not provide the statements provided for; the Landlord may also consider this as a default under the Lease.

If the Landlord's auditor reports that the Tenant is in default under or if the audit discloses that Gross Revenue for the relevant period is understated by three percent (3%) or more, the Tenant shall pay to the Landlord, on written demand, the cost of the audit in addition to the deficiency, together with interest on the latter calculated from the first day of such period at the stipulated rate in force on

Landlord	Tenant
	JO

such day. The Landlord may also request that, for the purpose of the certification, the accountant who certified the Gross Revenue be replaced.

4. TERMINATION CLAUSE

The Tenant shall have the right to terminate the Lease for either Oakville & Cobourg after a six (6) month period by providing Landlord with a written notification of thirty (30) days. If the Tenant exercises the right to terminate Cobourg, the Tenant will replace the "manned" kiosk with a "vending/coffee area" similar to Kitchener installation. The Minimum Rent for the "vending/coffee area" in Cobourg will also be 25% of sales as in Kitchener.

5. RIGHT OF FIRST REFUSAL

The Landlord shall grant the Tenant with a Right of First Refusal with regards the installation and sales of an "Apothecary" selling primarily natural oils along with recreational and medicinal Cannabis products should the Landlord choose to pursue this direction and subject to applicable laws, being understood that this clause shall not be interpreted as an intention of the Landlord to pursue this direction. The Right of First Refusal will be valid for a period of thirty (30) days after the Landlord has provided Tenant with a written notification of such interest. For greater certainty, after this period of 30 days, the Landlord may negotiate with any other potential tenants. The Right of First Refusal will be applicable only to locations where the Tenant operates a manned kiosk or vending/coffee type unit within the VIA Rail Stations along with the Vancouver Pacific Central Station.

Each counterpart of this Amendment may be provided in electronic format and shall be deemed to be an original when duly signed by the parties, it being understood, however, that all of these counterparts shall constitute one and same agreement.

Except for the amendments contained herein, each and every other modality, term and condition of the Lease and Amendment No 1 shall remain in full force and unchanged.

It is upon the express wish and agreement of the parties that this Amendment N° 2 is written in the English Language. *Cet Amendement N° 2 est rédigé dans la langue anglaise selon la volonté et l'entente expresses des parties.*

Landlord	Tenant
	JP

We have understood, consented to and signed this Amendment Nº 2.

VIA RAIL CANADA INC.	
Signature:	[signature]
Name:	JOANNE PALUCH
Title:	COMMERCIAL LEASING MANAGER
Location:	MONTREAL, QC
Date:	June 4/19

11103016 CANADA INC.	
Signature:	[signature]
Name:	Justin De Four
Title:	President
Location:	Toronto, ON
Date:	06/04/2019

APPROUVÉ QUANT À LA FORME
APPROVED AS TO FORM
PR
2019/05/27
AVOCAT
ATTORNEY

Landlord	Tenant
[initials]	JD

34432

AMENDMENT N° 3

BETWEEN:

11103016 CANADA INC.
7495 Birchmount Road,
Markham, ON L3R 5G2
c/o Justin De Four
647-470-2278

(hereinafter called the "**Tenant**")

AND:

VIA RAIL CANADA INC.
3 Place Ville Marie, Suite 500
Montréal, QC, H3B 2C9

(hereinafter called "**Landlord**")

WHEREAS on November 22, 2018, 10932540 CANADA INC. & 2319338 ONTARIO INC. and the Landlord entered into the contract bearing number C201834432 with respect to Leasing Kiosk Space ~~for a~~ for a coffee & food provider at the Belleville Station in Ontario (the "**Lease**"); JD

WHEREAS on December 6th, 2018, 10932540 CANADA INC. & 2319338 ONTARIO INC. assigned the Lease to 11103016 CANADA INC. (the "**Amendment No. 1**")

WHEREAS on June 4th, 2019, 11103016 CANADA INC. added more locations to the Lease (the "**Amendment No. 2**")

WHEREAS the parties wish to add more locations such as Windsor, Woodstock, Stratford, Brantford, Belleville, Sarnia, Cobourg, London, Ottawa and Chatham, all in the Province of Ontario to the Lease;

THE PARTIES AGREE AS FOLLOWS:

1. PREAMBLE

The preamble hereof shall form an integral part of this Amendment N° 3.

2. TERM

This Amendment N° 3 shall start on October 1, 2019 and end on January 31st, 2024.

Landlord	Tenant
[initials]	JD

3. NEW LOCATIONS

The Tenant will be installing new Vending/Coffee equipment to be placed at the locations agreed upon by the Landlord for the following Stations:

Windsor, Woodstock, Stratford, Brantford, Belleville, Sarnia, Cobourg, London, Kitchener Ottawa and Chatham, all in the Province of Ontario. JD

All the Vending/Coffee equipment shall be installed and in working order by October 1st, 2019.

4. RIGHT OF FIRST REFUSAL

4.1 The Landlord shall also grant the Tenant an option to install Vending/Coffee equipment by no later than March 31st, 2020 at the locations mentioned below provided the Landlord is fully satisfied with Tenant's current installation:

Dorval, QC, St. Lambert, QC, Drummondville, QC, Ste Foy, QC, Quebec City, QC, Alexandria, ON, Brockville, ON, Cornwall, ON, and Fallowfield, ON.
St. Hyacinthe, QC, St. Lambert, QC, Halifax, NS, Moncton, NB JD

The Vending/Coffee units for Cobourg, Ste Foy and Dorval will be a "hybrid version". For clarity, these vending units will be fabricated in such a way to allow for a "manned unit" on a temporary basis based on the busy hours of the Station.

The Tenant will have the option to convert Cobourg into a fully manned kiosk if both the Landlord and the Tenant agree that this is a viable location for fully manned service. If Tenant exercises this option and it is agreed upon by VIA, the Tenant will have the right to install a Vending/Coffee unit typical to the other Station(s). The Rent for the Cobourg "manned kiosk" will be the same as stipulated in Amendment No. 2.

4.3 The Landlord shall also grant the Tenant an option to install Vending/Coffee equipment and/or "manned kiosks" in Western Canada providing the Landlord is fully satisfied with Tenant's current operations and/or installations. Such installations will only be executed after April 1st, 2020 unless both the Landlord and the Tenant agree in writing to earlier installations.

4.4 The Landlord shall grant the Tenant with a Right of First Refusal with regards to the installation of any vending/coffee equipment proposal received by another vendor for any of the VIA owned Station(s).

4.5 The Landlord shall also grant the Tenant with a Right of First Refusal for the installation a "manned café kiosk" at any of the VIA Station(s) where the Tenant is operating a vending/coffee unit.

Landlord	Tenant
	JD

4.6 For all the above Rights of First Refusal described in Section 4.4 and 4.5 above, the Right of First Refusal will be valid for a period of thirty (30) days after the Landlord has provided the Tenant with a written notification of such interest. For greater certainty, after this period of thirty (30) days, the Landlord may negotiate with any other potential tenant(s). The Right of First Refusal shall only be applicable if Landlord is fully satisfied with Tenant's current operation and/or installations.

4.7 The above Rights of First Refusal shall not be interpreted as an intention of the Landlord to pursue this direction.

5. RENT

FOR VENDING/COFFEE AND "HYBRID VERSION" JD

The Tenant will pay to the Landlord an annual Minimum Rent of twenty-five percent (25%) of Gross Revenues, payable on a monthly basis plus all applicable taxes and subject to the conditions set forth in Amendment No 2.

6. TENANT'S OBLIGATIONS

For any and all locations under the Lease, as amended, the Tenant agrees and undertakes to:

6.1 Provide, install and operate, at its own expense (including any shipping charges), Machine(s) service in the location approved by VIA at the Station(s), which service shall at all time be adequate and sufficient, in VIA's opinion, having regard to the Station hours and train schedule then in force, to accommodate all persons desiring Machine(s) service from the Stations(s). VIA may modify such station hours and train schedule without restriction and shall advise the Tenant of any such change.

6.2 Install and pay for any equipment required to accommodate the Machine(s);

6.3 Perform the services properly in such a manner as will not occasion any injury, loss or damage to any person or property whatsoever, including that of VIA, or cause any interference with building users, railway operations or facilities in or about VIA's premises. In particular, the Tenant shall take all necessary measures with respect to safety and fire protection.

6.4 Keep the Machine(s) stocked. The Machine(s) are not to be out of product for the customer for more than twenty-four (24) hours;

6.5 Repair the Machine(s) within twenty-four (24) hours when VIA notifies the Tenant of any failure of the Machine(s) to function properly;

Landlord	Tenant
	JD

6.6 Provide service for customers with special needs and disabilities. The Machine(s) are to be handicap accessible including for passengers who are visually impaired, hearing impaired or confined to wheelchairs;

6.7 Keep and maintain, at its own expense, the area in the performance of the service herein in a state of good repair and cleanliness;

6.8 Keep and maintain, at its own expense, the area immediately adjacent to the Machine(s) in a clean, sanitary, and attractive condition at all times;

6.9 Provide in a legal and safe manner waste removal and disposal of product new, used or otherwise. At no time shall the Tenant and its Representatives use VIA' waste receptacles for their goods;

6.10 Be fully licensed and have all necessary permits that are required in the operation of a Machine business in the municipality. The Tenant further agrees to observe and comply fully with all the rules, regulation, by laws or orders in effect or to be imposed by any lawful authority having jurisdiction with reference thereto;

6.11 Collect from persons using the Machine(s) service fees;

6.12 Obtain the consent of VIA in writing before installing additional machine(s). VIA shall have the right to impose restrictions on the number or placement of machines where such number or placement would interfere with the normal operations of VIA's business; and

6.13 Implement control procedures for access and use of the Machine(s).

7. TENANT'S EMPLOYEES

For any and all locations under the Lease, as amended, all employees and agents of the Tenant engaged in the performance of any of their duties, while upon the premises of VIA, shall comply with, and be subject to all the rules and regulations of VIA. All such employees and agents entering the Station(s) shall do so at the risk of the Tenant.

The employees of the Tenant shall be persons of good character and of good habits, and shall be well conducted, civil and obliging at all times towards the patrons of VIA. All such employees shall be neat in appearance and properly groomed. Should the conduct of any of the Tenant's employees be deemed objectionable in the opinion of VIA, such employees shall immediately upon VIA's request, be removed from service and shall not return. The Tenant and its Representatives shall not be deemed to be in any respect representatives of VIA.

Landlord	Tenant
	JO

8 AMENDMENTS TO TERMS AND CONDITIONS OF THE LEASE

8.1 Section 6.1 of the Lease is amended and replaced by the following:

"6.1 The Tenant shall not: (i) use the Premises in any way or any manner reasonably objectionable to the Landlord, or which, in the reasonable opinion of the Landlord, causes a nuisance; (ii) fail to treat its customers with the same level of courtesy with which the Landlord treats its customers, or otherwise renders less enjoyable the experience of the Station's patrons by behaviour including but not limited to loud or vulgar language, obscene physical gestures, or keeping unsanitary conditions; or (iii) permit the storage, use or disposal of any Hazardous Substances on the Premises."

8.2 Section 14.2 f) of the Lease is amended and replaced by the following:

"f) in the event of default under Section 14.1 of this Lease and, for greater certainty, under Section 6.1 of the Lease."

8.3 Section 14 of the Lease is amended by the addition of the following Section 14.13:

"For greater certainty and notwithstanding anything to the contrary contained in this Lease, a breach or default of any of the terms or conditions with respect to any one or more of the locations under this Lease constitutes a breach or default of this Lease with respect all such locations and, as such, the Landlord may exercise any rights and remedies available to it with respect to any and all locations."

Each counterpart of this Amendment may be provided in electronic format and shall be deemed to be an original when duly signed by the parties, it being understood, however, that all of these counterparts shall constitute one and same agreement.

Except for the amendments contained herein, each and every other modality, term and condition of the Lease, Amendment N° 1 and Amendment N° 2 shall remain in full force and unchanged.

It is upon the express wish and agreement of the parties that this Amendment N° 3 is written in the English Language. *Cet Amendement N° 3 est rédigé dans la langue anglaise selon la volonté et l'entente expresses des parties.*

Landlord	Tenant

We have understood, consented to and signed this Amendment N° 3.

VIA RAIL CANADA INC.	
Signature:	x [signature]
Name:	ALLAN FISHER
Title:	DIRECTOR, FACILITY MANAGEMENT- STATIONS & ADMINISTRATIVE OFFICES
Location:	MONTREAL, QC
Date:	x August 2nd 2019

11103016 CANADA INC.	
Signature:	x [signature]
Name:	x Justin De Four
Title:	x President
Location:	x Toronto
Date:	x 07/29/2019

APPROUVÉ QUANT À LA FORME APPROVED AS TO FORM
PR
2019/07/26
AVOCAT ATTORNEY

Landlord	Tenant
[initials]	JD

AMENDMENT Nº 4

BETWEEN:

11103016 CANADA INC.
7495 Birchmount Road
Markham, ON L3R 5G2
c/o Justin De Four
647-470-2278

(hereinafter called the "**Tenant**")

AND:

VIA RAIL CANADA INC.
3 Place Ville Marie, Suite 500
Montreal, QC, H3B 2C9

(hereinafter called "**Landlord**")

WHEREAS on November 22, 2018, 10932540 CANADA INC. & 2319338 ONTARIO INC. and the Landlord entered into the contract bearing number 34432 with respect to Leasing Kiosk Space for a coffee & food provider at the Belleville Station in Ontario (the "**Lease**");

WHEREAS on December 6th, 2018, 10932540 CANADA INC. & 2319338 ONTARIO INC. assigned the Lease to 11103016 CANADA INC. (the "**Amendment Nº 1**");

WHEREAS on June 4th, 2019, 11103016 CANADA INC. added more locations to the Lease (the "**Amendment Nº 2**");

WHEREAS on August 2nd, 2019, 11103016 CANADA INC. added more locations to the Lease (the "**Amendment Nº 3**");

WHEREAS the parties wish to modify the Lease;

THE PARTIES AGREE AS FOLLOWS:

1. PREAMBLE

The preamble hereof shall form an integral part of this Amendment Nº 4.

Landlord	Tenant
BS	JO

2. TERM

This Amendment N° 4 shall start upon the last signature and end on January 31st, 2024.

3. RENT

The Tenant will pay to the Landlord for Vending/Coffee and Hybrid Version only, including cart services, an annual Minimum Rent of twenty-five percent (25%) of Gross Revenue which excludes the actual cost paid by the Tenant for each item sold. Rent will be payable to the Landlord on a quarterly basis plus all applicable taxes no later than the fifteenth (15th) 30th day following the quarter. For clarity, the first payment due hereunder for the period of October, November & December 2019, will be due to the Landlord by no later than January 15th 30, 2020 and this payment is in addition to any other Minimum Rent set forth in the Lease for items other than Vending/Coffee and Hybrid Version for which the terms and conditions are not amended by this Amendment No 4.

4. GROSS REVENUE

The definition of Gross Revenue contained in Amendment No 2 is amended and clarified as follows:

(1) "**Gross Revenue** means the total gross revenue obtained by the Tenant from any source whatsoever **which excludes the actual cost paid by the Tenant for each item sold**, whether through the sale of goods and services arising out of its occupancy or any other reason due to its operations in the Premises, and include: (…)"

For clarity purposes, if the Tenant pays a can of Pepsi $1.00 and sells the item for $3.25, the percentage of Gross Revenue will be based on the profit of $2.25. The Tenant will be supplying the Landlord with access to a digital computerized spreadsheet which will identify items sold, price the Tenant paid each item and profit on the item. The Tenant will only deduct the price paid to supplier for each item.

Each counterpart of this Amendment may be provided in electronic format and shall be deemed to be an original when duly signed by the parties, it being understood, however, that all of these counterparts shall constitute one and same agreement.

Except for the amendments contained herein, each and every other modality, term and condition of the Lease, Amendment N° 1, Amendment N° 2 and Amendment N° 3 shall remain in full force and unchanged.

Landlord	Tenant

It is upon the express wish and agreement of the parties that this Amendment N° 4 is written in the English Language. *Cet Amendement N° 4 est rédigé dans la langue anglaise selon la volonté et l'entente expresses des parties.*

We have understood, consented to and signed this Amendment N° 4.

VIA RAIL CANADA INC.	
Signature:	[signature]
Name:	Stephane Bolduc for: Allan Fisher
Title:	Director, Facility Management-Stations & Administrative Offices
Location:	Montreal
Date:	11/20/2019

11103016 CANADA INC.	
Signature:	[signature]
Name:	Justin De Four
Title:	President
Location:	Toronto, ON
Date:	11/20/2019

APPROUVÉ QUANT À LA FORME / APPROVED AS TO FORM
PR
2019/11/12
AVOCAT / ATTORNEY

Landlord	Tenant
	JD

34432

AMENDMENT Nº 5

BETWEEN:

11103016 CANADA INC.
7495 Birchmount Road
Markham, ON L3R 5G2
c/o Justin De Four
647-470-2278

(hereinafter called the "**Tenant**")

AND:

VIA RAIL CANADA INC.
3 Place Ville Marie, Suite 500
Montreal, QC, H3B 2C9

(hereinafter called "**Landlord**")

WHEREAS on November 22, 2018, 10932540 CANADA INC. & 2319338 ONTARIO INC. and the Landlord entered into the contract bearing number 34432 with respect to Leasing Kiosk Space for a coffee & food provider at the Belleville Station in Ontario(the "**Lease**");

WHEREAS on December 6th, 2018, 10932540 CANADA INC. & 2319338 ONTARIO INC. assigned the Lease to 11103016 CANADA INC. (the "**Amendment Nº 1**");

WHEREAS on June 4th, 2019, 11103016 CANADA INC. added more locations to the Lease (the "**Amendment Nº 2**");

WHEREAS on August 2nd, 2019, 11103016 CANADA INC. added more locations to the Lease (the "**Amendment Nº 3**");

WHEREAS on November 20th, 2019, 11103016 CANADA INC. amended the Lease (the "**Amendment No 4**");

WHEREAS the parties wish to add Vending/Coffee Equipment to the Toronto Maintenance Center for the Landlord's employees;

Landlord	Tenant

THE PARTIES AGREE AS FOLLOWS:

1. PREAMBLE

The preamble hereof shall form an integral part of this Amendment N° 5.

2. TERM

This Amendment N° 5 shall start on January 4th, 2020 and end on January 31st, 2024.

3. NEW LOCATION

The Tenant will be installing new Vending/Coffee equipment to be placed at the locations agreed upon by the Landlord at the Toronto Maintenance Center.

4. RENT

There shall be no rental payment obligations to the Landlord for the Vending/Coffee equipment being installed at the Toronto Maintenance Center. It was agreed upon between the Landlord and the Tenant that no rental will be payable since Tenant represents that the price for each item being sold in the Vending/Coffee equipment will be lower than the usual price point in order to accommodate the Landlord's employees at the Toronto Maintenance Center.

Each counterpart of this Amendment may be provided in electronic format and shall be deemed to be an original when duly signed by the parties, it being understood, however, that all of these counterparts shall constitute one and same agreement.

Except for the amendments contained herein, each and every other modality, term and condition of the Contract, Amendment N° 1, Amendment N° 2, Amendment N° 3 and Amendment No 4 shall remain in full force and unchanged.

It is upon the express wish and agreement of the parties that this Amendment N° 5 is written in the English Language. *Cet Amendement N° 5 est rédigé dans la langue anglaise selon la volonté et l'entente expresses des parties.*

The signatures are found on the following page.

Landlord	Tenant
	JO

We have understood, consented to and signed this Amendment N° 5.

VIA RAIL CANADA INC.	
Signature:	[signature]
Name:	Allan Fisher
Title:	Director, Facility Management-Stations & Administrative Offices
Location:	Montreal
Date:	Jan 9th 2020

11103016 CANADA INC.	
Signature:	[signature]
Name:	Justin De Four
Title:	President
Location:	Toronto
Date:	12/29/19

APPROUVÉ QUANT À LA FORME
APPROVED AS TO FORM
PR
2019/12/17
AVOCAT
ATTORNEY

Landlord	Tenant
[initials]	JD

AMENDMENT Nº 6

BETWEEN:

BLUE HEAVEN COFFEE INC.
Unit 10- 486 Evans Ave. Etobicoke, ON, M8W 2T8
c/o Justin De Four
647-470-2278

(hereinafter called the "**Tenant**")

AND:

VIA RAIL CANADA INC.
3 Place Ville Marie, Suite 500
Montreal, QC, H3B 2C9

(hereinafter called the "**Landlord**")

WHEREAS on November 22nd, 2018, 10932540 CANADA INC., 2319338 ONTARIO INC. and the Landlord entered into the contract bearing number 34432 with respect to Leasing Kiosk Space for a coffee & food provider at the Belleville Station in Ontario (the "**Lease**");

WHEREAS on December 6th, 2018, 10932540 CANADA INC., 2319338 ONTARIO INC. and the Landlord amended the Lease (the "**Amendment Nº 1**");

WHEREAS on June 4th, 2019, 11103016 CANADA INC. and the Landlord amended the Lease (the "**Amendment Nº 2**");

WHEREAS on August 2nd, 2019, 11103016 CANADA INC. and the Landlord amended the Lease (the "**Amendment Nº 3**");

WHEREAS on November 20th, 2019, 11103016 CANADA INC. and the Landlord amended the Lease (the "**Amendment Nº 4**")

WHEREAS on January 9th, 2020, 11103016 CANADA INC. and the Landlord amended the Lease (the "**Amendment Nº 5**");

WHEREAS 11103016 CANADA INC. wishes to assign the Lease, and the parties wish to amend the Lease;

Landlord (VIA)	Tenant
[initials]	JO

THE PARTIES AGREE AS FOLLOWS:

1. PREAMBLE AND APPENDICES

The preamble and the appendices hereof shall form an integral part of this Amendment N° 6.

2. ASSIGNMENT

The Lease is assigned from 11103016 CANADA INC. to Blue Heaven Coffee Inc. subject to the payment by the Tenant to the Landlord of the sum of $1,500.00 plus applicable taxes upon signature of this Amendment N° 6 in accordance with Section 13.2 (2) of the Lease. For greater certainty, 10932540 CANADA INC., 2319338 ONTARIO INC. and 11103016 CANADA INC. shall remain jointly and severally or solidary liable under the Lease and shall not be released from performing any of the terms of the Lease.

3. TERM

This Amendment N° 6 shall start upon the last signature of the parties and end on January 31st, 2024.

4. ADVERSTISEMENT RIGHTS

For the duration of the Lease term and subsequent renewals, if any, the Landlord grants the Tenant the right (the "**Advertisement Rights**") to display commercial advertisement content (the "**Ad Content**") on the Tenant's Self Service & Digital Screen Units throughout the VIA Rail Stations the Tenant operates, so long as the Ad Content adheres to all of the following conditions (the "**Ad Conditions**"):

1. Ad Content must comply to the *Official Languages Act* (Canada), which includes but is not limited to the following: French and English text must appear simultaneously on the screen, they must be in the same size, font, without translation mistakes, and of the same quality and meaning. It is strongly recommended that the Tenant review the official languages checklist as a guide with all the Tenant's employees and new employees as soon as they are hired, especially those who work at the kiosks and for the vending machines, as attached in Appendix A to this Amendment N° 6;
2. Ad Content must comply with the Canadian Code of Advertising Standards;
3. Ad Content must exclude defamatory content in any form;
4. Ad Content must exclude obscene or pornographic content;
5. Ad Content must exclude content of violent nature;
6. Ad Content must exclude any political candidate, party, position or view;

Landlord (VIA)	Tenant
[initials]	JO

7. Ad Content must exclude content that is in direct or indirect competition with the Landlord's train operations;

8. Ad Content must exclude content that hinders the Landlord's operations in any way; and

9. Ad Content must exclude any other content the Landlord deems inappropriate.

Notwithstanding anything to the contrary, the Tenant acknowledges that the Landlord reserves the right to reasonably request the removal of any Ad Content and Landlord shall not be liable for any Claims resulting therefrom.

If any Ad Content violates any of the Ad Conditions, the Tenant shall be considered to be in material default under the Lease, and in addition to any rights and remedies included in the Lease, the following shall cumulatively apply: 1) the Tenant shall, upon request, immediately remove the Ad Content in question, 2) the Tenant shall pay, upon demand, a penalty of $1,000.00 plus applicable taxes (the "**Ad Content Penalty**") per unit and for each default occurrence, and 3) the Landlord shall have the right to terminate the Tenant's Advertisement Rights and/or terminate the Lease in accordance with Section 14 of the Lease. The Ad Content Penalty shall be payable in addition to any Rent and shall be recoverable as additional rent.

The Tenant shall pay to the Landlord ad rent (the "**Ad Rent**") equal to 15% of all revenue generated from the advertising portion (the "**Ad Revenue**"). The Ad Rent shall be payable in addition to any Rent, on a quarterly basis, and shall be recoverable as additional rent.

5. RENT

Notwithstanding anything contrary in the Lease, effective January 1st, 2021, the Rent payable by the Tenant for each Premises or Locations described in the Lease, whether Minimum Rent, Percentage Rent or otherwise, will be based on the Appendix B attached to this Amendment Nº 6.

6. GROSS REVENUE

Notwithstanding anything to the contrary, the following articles are added to the Lease, and, in case of conflict, shall prevail:

"16.3 Percentage Rent

Effective January 1st, 2021, in addition to the Minimum Rent, and the additional Rent the Tenant shall pay to the Landlord, as Percentage Rent, a sum equivalent to the amount, if any, by which a percent of Gross Revenue set out in Appendix "B" for each location and for each rental year exceeds the Minimum Rent payable for that rental year. Percentage Rent for a given month is payable on the fifteenth (15th) of the following month of each quarter on a cumulative basis.

Landlord (VIA)	Tenant
	JO

16.4 Gross Revenue

(1) Effective January 1st, 2021, ***Gross Revenue*** means the total gross revenue obtained by the Tenant from any source whatsoever, whether through the sale of goods and services arising out of its occupancy or any other reason due to its operations in the Premises, and includes:

a) the total of the selling or rental prices of goods sold or leased and services performed in or from the Premises whether the sales or rentals are made or services performed on the Premises or elsewhere and whether they are made by the Tenant, a Transferee, lessee, concessionaire or other occupant;

b) Orders taken or received at the Premises, whether the orders are filled from the Premises or elsewhere;

c) Deposits not refunded to purchasers;

d) All other receipts and accounts (including interest, instalment and finance charges) from business conducted in or from the Premises; and

e) Any Ad Revenue as described in Section 4 of this Amendment N° 6. For greater clarity, any Ad Revenue shall be detailed separately from all other sources of the Gross Revenue.

Bank charges or uncollectible credit accounts or charges made by collection agencies shall not be deducted and no allowances shall be made for bad debts. Each charge, sale, or rental made on instalment or credit shall be treated as a sale or rental for the full selling or rental price in the month for which the charge, sale, or rental is made.

(2) Gross Revenue does not include, or shall be deducted from Gross Revenue:

a) Sales or rentals of merchandise for which cash has been refunded or credit made to a credit card account, but only to the extent of the refund or credit;

b) The selling or rental price of merchandise returned by customers for exchange, but the selling or rental price of merchandise delivered to the customer in exchange shall be included in Gross Revenue;

c) Retail tax or value added taxes imposed by federal, provincial, municipal or any other governmental authorities directly on sales and rentals (but calculated separately from the purchase price or rental charge) and collected from customers at the point of sale or rental by the Tenant acting as agent for the authority;

d) Transfers of merchandise between the Tenant's stores and merchandise returned to the Tenant's suppliers, but only if the transfers or returns are for convenience and not for reducing Gross Revenue; and

Landlord (VIA)	Tenant
	JO

(3) If the Tenant does not operate for days or part of days for any reason whatsoever then, for the purpose of calculating Percentage Rent only, the Minimum Rent threshold shall be deemed reduced by the daily Minimum Rent multiplied by the number of days or portion of days where the Tenant has not operated.

(4) In the event that the Tenant subcontracts the operation of any catering service or sale of sundry items, then the total gross receipts derived by the Tenant and any subcontractors from the Premises shall be included in Gross Revenue. For clarity, Gross Revenue includes sales and services where the orders originate and are accepted by the Tenant or any subcontractors at the Premises but are delivered or performed at some other place.

16.5 Accounting Records

The Tenant shall keep in the Premises or at its principal accounting office in Canada, for at least three (3) years after the end of each Lease Year, adequate books and records which books and records shall be kept in the same manner as is used for its other similar stores in other locations throughout Canada that show inventories and receipts of merchandise at the Premises and daily receipts from all sales, rentals, charges, services and other transactions, in or from the Premises made by the Tenant and any other persons conducting business in or from the Premises as well as sales and rental tax returns, pertinent original sales and rental records, and any other sales and rental records that the Landlord reasonably requires and that would normally be examined by an accountant pursuant to accepted auditing standards in performing a detailed audit of Gross Revenue. The Tenant shall also cause the records described above to be kept by all persons doing business in or from the Premises. The Tenant, and all other persons conducting business in or from the Premises, shall record at the time of the sale or rental, in the presence of the customer, all receipts from sales, rentals, charges, services or other transactions whether for cash or credit, in a cash register or registers, all in accordance with accepted auditing standards to perform an audit of the Tenant's sales by an independent chartered accountant.

16.6 Financial Statement and Adjustments

(1) The Tenant shall deliver to the Landlord at the place then fixed for the payment of Percentage Rent:

a) no later than the fifteenth (15th) day following the end of each quarter of a calendar year during the Term (including the final month of the Term), together with payments of quarterly Percentage Rent, a written statement signed by the Tenant and certified by the Tenant to be true and correct and in such detail and form as the Landlord reasonably determines, showing the amount of Gross Revenue for such preceding quarter (and partial quarter, if any, at the beginning or end of the Term), and the amount of Gross Revenue for all preceding quarters of such rental year, and showing quarterly payments made on account of Minimum Rent and Percentage Rent for such rental year; and

Landlord (VIA)	Tenant
SD	JD

b) no later than the sixtieth (60th) day following the end of each rental year (including the last rental year of the Term), a written statement signed by the Tenant, certified to be true and correct and in such detail and form as the Landlord reasonably determines, showing the amount of Gross Revenue during the preceding rental year, and duly audited by independent chartered accountants of recognized standing, whose professional opinion shall, without qualification, state specifically that they have examined the report of Gross Revenue for the preceding rental year, and that their examination included a general review of the Tenant's accounting procedures and such tests of the Tenant's books and records and other supporting evidence as they or the Landlord considered necessary in the circumstances, and that in their opinion, such report presents fairly and accurately the Gross Revenue of the preceding rental year in accordance with the provisions of this Lease and generally accepted accounting principles applied on a basis consistent with that of the rental year immediately preceding (if any).

(2) The Tenant shall not change its procedure relating to any aspect of its reporting of Gross Revenue without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

(3) If the audited financial statement to be furnished by the Tenant pursuant to this Section at the end of any rental year discloses that the total Percentage Rent paid by the Tenant for such rental year exceeds or is exceeded by the total Percentage Rent required to be paid by the Tenant for such rental year, the Landlord shall pay any excess to the Tenant as soon as reasonably possible after the receipt of such audited financial statement (unless an audit by the Landlord is in progress or the Tenant is in default under this Lease) or the Tenant shall pay to the Landlord any deficiency at the same time as it furnishes the audited statement, whichever of the foregoing is applicable.

16.7 Audit

The Landlord may, at reasonable times and upon five (5) Business Days prior written notice to Tenant, examine the books and records of the Tenant and/or cause a complete audit to be made of the Tenant business and records relating to the calculation of Gross Revenue. If the auditor reports that the Tenant's records and procedures are insufficient to permit a determination of Gross Revenue for a rental year, or a part of a rental year, or that the Tenant is not complying with this Section, the Landlord may deliver to the Tenant an estimate based upon the available information (which shall be final and binding on the Tenant) of Gross Revenue for the relevant period and the Tenant shall immediately pay to the Landlord the amount shown in the estimate to be owing. The same shall apply if the Tenant does not provide the statements provided for in Section 16.6; the Landlord may also consider this as a default under the Lease.

Landlord (VIA)	Tenant

If the Landlord's auditor reports that the Tenant is in default under or if the audit discloses that Gross Revenue for the relevant period is understated by three percent (3%) or more, the Tenant shall pay to the Landlord, on written demand, the cost of the audit in addition to the deficiency, together with interest on the latter calculated from the first day of such period at the stipulated rate in force on such day. The Landlord may also request that, for the purpose of the certification referred to in paragraph 16.6(1)b), the accountant who certified the Gross Revenue be replaced."

7. RENT ABATEMENT

1. Notwithstanding anything contained in the Section 5 of this Amendment N° 6 or anything else to the contrary in the Lease, during the period commencing on April 1st, 2020 to and including May 31st, 2021 (the "**Rent Abatement Period**"), the Rent payable by the Tenant to the Landlord shall be abated by 100% for all locations that do not have a Minimum Rent Payable.

2. Notwithstanding anything contained in the Section 5 of this Amendment N° 6 or anything else to the contrary in the Lease, locations that have a Minimum Rent Payable (like: Belleville, Windsor, London, Cobourg, and Oakville):

   a. During the Rent Abatement Period Percentage Rent shall abate by 100%;

   b. During the period commencing on April 1, 2020 to and including September 30, 2020, Minimum Rent shall abate by 100%;

   c. During the period commencing on October 1, 2020 to and including September 30, 2021(the "**CERS Abatement Period**"), Minimum Rent shall abate by 25% (the "**CERS Abatement**").

3. The Tenant shall apply to the Canada Emergency Rent Subsidy (the "**CERS**") during the CERS Abatement Period. CERS Abatement during the CERS Abatement Period may be modified if the Tenant presents official written evidence that the Tenant qualifies for less than the 75% rent subsidy maximum of the CERS governmental program. In the event of Tenant's ineligibility or refusal to the CERS, the Tenant must present an official written evidence of its ineligibility or refusal.

4. At the expiry of the Rent Abatement Period, any Rent payable by the Tenant to the Landlord shall revert back to the amounts referred to in Section 5 of this Amendment N° 6. For clarity, Ad Rent payable under Article 4 of this Agreement shall not benefit from any abatement.

5. In the event the Tenant defaults in any of its obligations of the Lease, Any portion of Rent abated during the Rent Abatement Period shall immediately become payable to the Landlord as Rent arrears, and the Landlord shall be entitled to exercise such remedies as may be available to it under the Lease and at law for the nonpayment of Rent.

Landlord (VIA)	Tenant

Each counterpart of this Amendment may be provided in electronic format and shall be deemed to be an original when duly signed by the parties, it being understood, however, that all of these counterparts shall constitute one and same agreement.

Except for the amendments contained herein, each and every other modality, term and condition of the Lease, Amendment N° 1, Amendment N° 2, Amendment N° 3, Amendment N° 4 and Amendment N° 5 shall remain in full force and unchanged.

It is upon the express wish and agreement of the parties that this Amendment N° 6 is written in the English Language. *Cet Amendement N° 6 est rédigé dans la langue anglaise selon la volonté et l'entente expresses des parties.*

The signatures are found on the following page.

Landlord (VIA)	Tenant

We have understood, consented to and signed this Amendment N° 6.

VIA RAIL CANADA INC.	
Signature:	
Name:	Allan Fisher
Title:	Director, Facility Management Stations & Administrative Offices
Location:	Montreal
Date:	2021-06-29

BLUE HEAVEN COFFEE INC.	
Signature:	
Name:	Justin De Four
Title:	President
Location:	Toronto
Date:	06/22/21

APPROUVÉ QUANT À LA FORME
APPROVED AS TO FORM
PR
2021/06/18
AVOCAT
ATTORNEY

11103016 CANADA INC.	
Signature:	
Name:	Justin De Four
Title:	President
Location:	Toronto
Date:	06/22/21

Landlord (VIA)	Tenant
	JD

APPENDIX A

OFFICIAL LANGUAGES CHECKLIST

It is strongly recommended that the Tenant review this checklist with all the Tenant's employees and new employees as soon as they are hired.

1) The obligation to make an active offer of the Tenant services in both official languages. The Tenant must clearly indicate to the public that they can communicate and receive services in the official language of their choice. Customers must be given the choice to be served in the language of their choice in either English or French from the very beginning:

- In Quebec, service must begin in French ("Bonjour, Hello"). In other Canadian provinces, service must begin in English ("Hello, Bonjour").
- All services or interventions with clients must be provided in the client's preferred official language.

2) The various signs, post information, menus and equipment must be in English and in French:

- They must be available simultaneously and be of equal quality.
- They must not contain spelling mistakes.
- The words used must have the same meaning in English and French.
- The text in English and French must have the same font size and be visible and placed together.
- Invoices and receipts must also be in both languages.
- The addition of signs in the establishment (temporary or permanent), windows, doors, interior and exterior walls, on tables, bathrooms, such as exit, attention slippery floor, bathroom, male and female, Interac out of use, cash only, reserved, hours of operation, closed or open, etc.
- Labels in product counters describing sandwiches, salads, menu of the day, pastries, muffins, breads, etc.
- Payment tools, automated teller machines (the acronym ATM/GAB), including the keyboard, keys and screens of the device.

Landlord (VIA)	Tenant

- o Apps or screen for ordering services, including the keyboard, keys and screens of the device.
- o o Vending machines, including the keyboard, keys and screens of the machine.

3) **Employee Uniforms** (employee title, function, e.g. security) including bibs must be in English and French.

4) Customers must be able to communicate with the Tenant in both languages either **by email or by phone**, if services are offered.

5) **The various communications (promotions, advertisements on any kind of media used digital or printed) delivered or sent to the public must be in both languages**:

- o If a client's preferred language is known, it must be used for communications.
- o Communications must be made available simultaneously in English and French. The text in English and French must have the same font size.

Landlord (VIA)	Tenant

APPENDIX B

RENT PAYABLE

Location	Type of Service	Effective Dates	Rent per Month
Belleville	Kiosk	Jan 1 2021 to Jan 31 2022	Greater of $800.00 per month and 0% of Gross Revenue
		Feb 1 2022 to Jan 31 2023	Greater of $850.00 per month and 0% of Gross Revenue
		Feb 1 2023 to Jan 31 2024	Greater of $900.00 per month and 0% of Gross Revenue
Windsor	Kiosk	Jan 1 2021 to Jan 31 2024	Greater of $1400.00 per month and 0% of Gross Revenue
Kitchener	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
London	Kiosk	Jan 1 2021 to Jan 31 2024	Greater of $2000.00 per month and 10% of Gross Revenue
Cobourg	Kiosk (Hybrid Temporarily manned)	Mar 1 2022 to Jan 31 2024	Greater of $800.00 per month and 0% of Gross Revenue
Oakville	Kiosk	Mar 1 2022 to Jan 31 2024	Greater of $500.00 per month and 0% of Gross Revenue
Brantford	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Stratford	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Windsor	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Woodstock	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Stratford	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Brantford	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Belleville	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Sarnia	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue

Landlord (VIA)	Tenant

Cobourg	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
London	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Kitchener	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Ottawa	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Chatham	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Dorval	Hybrid	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
St Lambert	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Drummondville	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Ste Foy	Hybrid	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Quebec	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Alexandria	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Brockville	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Cornwall	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Fallowfield	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
St-Hyacinthe	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
St-Lambert	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Halifax	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Moncton	Vending Machine	Jan 1 2021 to Jan 31 2024	Greater of $0 per month and 15% of Gross Revenue
Toronto Maintenance Center	Vending Machine	Jan 1 2020 to Jan 31st 2024	Greater of $0 per month and 0% of Gross Revenue

Landlord (VIA)	Tenant
[signature]	[signature]